SECURITIES AND EXCHANGE COMMISSION


                             WASHINGTON, D.C. 20549



                                   Form 8-K/A


                                 CURRENT REPORT



                         Pursuant to Section 13 or 15(d)
                     of the Securities Exchange Act of 1934



         Date of Report (Date of earliest Event reported) June 21, 2001



                           OBSIDIAN ENTERPRISES, INC.
                          (formerly Danzer Corporation)
             (Exact name of registrant as specified in its charter)



        Delaware                      000-17430                  35-2154335
(State or other jurisdiction    (Commission File Number)       (IRS Employer
      of incorporation)                                     Identification No.)



     111 Monument Circle, Suite 3680
            Indianapolis, IN                                   46204
(Address of principal executive offices)                     (Zip Code)



                                 (317) 237-4122
              (Registrant's telephone number, including area code)

                  OBSIDIAN ENTERPRISES, INC. AND SUBSIDIARIES

                                EXPLANATORY NOTE

     This Amendment No. 1 to Current Report on Form 8-K/A is filed for the purpose of filing financial statements of U.S. Rubber Reclaiming, Inc., Champion Trailer, Inc. and Pyramid Coach, Inc. required by Item 7(a) of Form 8-K and the pro forma financial information required by Item 7(b) of Form 8-K.

ITEM 7. FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION, AND EXHIBITS

Item 7 is hereby amended in its entirety to read as follows:

     (a)  FINANCIAL STATEMENTS OF BUSINESSES ACQUIRED.

     Champion Acquisition and Financial Statements

     Mr. Durham and Terry Whitesell, who now serves as the President, Chief Operating Officer and a director of the Company, acquired the current Champion assets from Champion Trailer LLC, a Texas limited liability company, on May 2, 2000. Champion was initially operated as Champion Trailer Company, L.P., a Texas limited partnership, but was converted to a Texas corporation for the purposes of the Reorganization.

     In terms of assets, the Champion acquisition was significantly smaller than the other three subsidiaries acquired in the Reorganization. As of June 30, 2001, Champion had total assets of $5,131,433, whereas each of the other three had total assets in the following amounts: U.S. Rubber: $11,503,875; Pyramid (with DW Leasing, LLC): $13,518,158; and United: $6,849,709 (based on the unaudited condensed balance sheets as of June 30, 2001 to be included in amendments to Form 8-Ks).

     The Company has determined that the records of the prior, unaffiliated owner of the Champion assets are inadequate and cannot serve as a basis for audited financial statements. As an example of the deficiencies found, the prior owner of Champion did not maintain inventory records. Therefore, the Company has requested a waiver of the Exchange Act financial statement filing requirements for certain periods.

     Accordingly, this current report on Form 8-K will include the following for Champion Trailer Company, L.P.: an audited balance sheet as of December 31, 2000, and a statement of operations, a statement of changes in partners' capital and a statement of cash flows for the period from acquisition (May 2, 2000) to December 31, 2000.

     Pyramid Acquisition and Financial Statements

     The  acquisition  of Champion  and  Pyramid  were  accounted  for under the purchase method of accounting; however, due to the related-party relationships of the previous owners to the Company, the assets were recorded at net book value similar to pooling-of-interest accounting, referred to as reorganization of entities under common control.

     Champion and Pyramid, acquired as part of the Plan of Reorganization of June 21, 2001 as discussed above, were previously owned by individuals who are also the members and managing directors of Obsidian Capital Company, LLC ("OCC"), the General Partner of OCP. Purchase accounting and a goodwill allocation of $2.6 million were recorded on Champion when the managing members of the OCC and others acquired those entities from unrelated third parties. Financial statements for Pyramid and affiliate prior to the year ended December 31, 2000 are not applicable as Pyramid and DW Leasing were formed January 1, 2000 to hold and operate the various assets purchased from several unrelated third parties.

     The following financial statements and accompanying notes of U.S. Rubber Reclaiming, Inc., Champion Trailer, Inc., and Pyramid and affiliate are filed with this report:

          (i)  U.S. Rubber Reclaiming, Inc.

               o Report of Independent Auditors                     Page F-1
               o Balance Sheets as of December 31, 2000 and 1999    Page F-2-3
               o Statements of Income for the Fiscal Years Ended
                   December 31, 2000, 1999, and 1998                Page F-4
               o Statements of Changes in Shareholder's Equity for
                   the Fiscal Years Ended December 31,
                   2000, 1999, and 1998                             Page F-5
               o Statements of Cash Flows for the Fiscal Years
                   Ended December 31, 2000, 1999, and 1998          Page F-6-7
               o Notes to Financial Statements for the Fiscal
                   Years Ended December 31, 2000, 1999, and 1998    Page F-8-15

          (ii) Champion Trailer Company, L.P.

               o Report of Independent Auditors                     Page F-16
               o Balance Sheet as of December 31, 2000              Page F-17-18
               o Statement of Operations for the Period
                   May 2, 2000 through December 31, 2000            Page F-19
               o Statement of Changes in Partners' Capital
                   for the Period May 2, 2000 through
                   December 31, 2000                                Page F-20
               o Statement of Cash Flows for the Period
                   May 2, 2000 through December 31, 2000            Page F-21-22
               o Notes to Financial Statements for the
                   Period May 2, 2000 through December
                   31, 2000                                         Page F-23-30

          (iii)Pyramid Coach, Inc. and Affiliate

               o Report of Independent Auditors                     Page F-31
               o Combined Balance Sheet as of
                   December 31, 2000                                Page F-32-33
               o Combined Statement of Operations
                   for the Fiscal Year Ended
                   December 31, 2000                                Page F-34
               o Combined Statement of Changes in
                   Stockholders' and Members' Equity
                   (Deficit) for the Fiscal Year Ended
                   December 31, 2000                                Page F-35
               o Combined Statement of Cash Flows for
                   the Fiscal Year Ended December 31, 2000          Page F-36
               o Notes to Combined Financial Statements
                   for the Fiscal Year  Ended December 31, 2000     Page F-37-43

          (iv) Unaudited Financial Statements and Notes (presented along with pro forma information described below

               U.S. Rubber Reclaiming, Inc.

               o Unaudited Condensed Balance Sheet
                   as of March 31, 2001                             Page F-45
               o Unaudited Condensed Statements of Operations
                   for the Three Months Ended March 31, 2001
                   and 2000 and the Twelve Months Ended
                   December 31, 2000                                Page F-46
               o Unaudited Condensed Statements of Cash Flows
                   for the Three Months Ended March 31, 2001
                   and 2000 and the Twelve Months Ended
                   December 31, 2000                                Page F-47-49
               o Notes to Unaudited Condensed Financial Statements  Page F-50-54

               Champion Trailer, Inc. and Champion Trailer Company, L.P.

               o Unaudited Condensed Balance Sheet
                   as of March 31, 2001                             Page F-45
               o Unaudited Condensed Statements of
                   Operations for the Three Months Ended
                   March 31, 2001 and 2000 and the Twelve
                   Months Ended December 31, 2000                   Page F-46
               o Unaudited Condensed Statements of Cash
                   Flows for the Three Months Ended March
                   31, 2001 and 2000 and the Twelve Months
                   Ended December 31, 2000                          Page F-47-49
               o Notes to Unaudited Condensed Financial Statements  Page F-50-54

               Pyramid Coach, Inc. and Affiliate

               o Unaudited Condensed Balance Sheet
                   as of March 31, 2001                             Page F-45
               o Unaudited Condensed Statements of
                   Operations for the Three Months Ended
                   March 31, 2001 and 2000 and the Twelve
                   Months Ended December 31, 2000                   Page F-46
               o Unaudited Condensed Statements of Cash
                   Flows for the Three Months Ended March
                   31, 2001 and 2000 and the Twelve Months
                   Ended December 31, 2000                          Page F-47-49
               o Notes to Unaudited Condensed Financial Statements  Page F-50-54

     (b)  PRO FORMA FINANCIAL INFORMATION.

     The following unaudited pro forma condensed financial information of the Company is filed with this report:

        Introduction to Unaudited Condensed
          Pro Forma Information                                     Page F-56
        Pro Forma Condensed Consolidated Balance
          Sheet as of March 31, 2001                                Page F-57
        Pro Forma Condensed Consolidated Statements
          of Operations for the Three Months Ended
          March 31, 2001 and 2000 and the Twelve
          Months Ended December 31, 2000                            Page F-58-60
        Notes to Pro Forma Condensed Consolidated
          Financial Information                                     Page F-61

     (c)  EXHIBITS.

     2.1 Acquisition Agreement and Plan of Reorganization dated June 21, 2001, by and among Danzer Corporation, Danzer Industries, Inc., Pyramid Coach, Inc., Champion Trailer, Inc., United Acquisition, Inc., U.S. Rubber Reclaiming, Inc., Obsidian Capital Partners, L.P. and Timothy S. Durham.(1)

     23.1 Consent of McGladrey & Pullen LP (filed herewith).

     99.0 Press Release dated July 31, 2000.(2)

----------
(1) Filed on July 2, 2001 as an exhibit to the Schedule 13D filed on behalf of Timothy S. Durham, Obsidian Capital Partners, L.P., Obsidian Capital Company LLC, Terry G. Whitesell and Jeffrey W. Osler.
(2)  Filed with Form 8-K filed on August 15, 2001.

- - - - -
                                   SIGNATURES

     Pursuant to the requirements of Section 13 and 15(d) of the Securities and Exchange Act of 1934, the Registrant has duly caused this amendment to this report to be signed on its behalf by the undersigned, thereunto duly authorized.

                               DANZER CORPORATION

                               By:  /s/ Timothy S. Durham
                               ---------------------------------------
                               Name:   Timothy S. Durham
                               Title: Chairman

DATE: April 19, 2002

To the Board of Directors
U.S. Rubber Reclaiming, Inc.
Indianapolis, Indiana

We have audited the accompanying balance sheets of U.S. Rubber Reclaiming, Inc. as of December 31, 2000 and 1999, and the related statements of income, changes in shareholder's equity and cash flows for each of the three years in the period ended December 31, 2000. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of U.S. Rubber Reclaiming, Inc. as of December 31, 2000 and 1999, and the results of its operations and its cash flows for each of the three years in the period ended December 31, 2000 in conformity with accounting principles generally accepted in the United States of America.

Elkhart, Indiana
February 13, 2002



                                         McGladrey & Pullen, LLP

                          U.S. RUBBER RECLAIMING, INC.

                                 BALANCE SHEETS


December 31,                                                                                 2000             1999
-------------------------------------------------------------------------------------------------------------------

Assets

Current assets:
    Cash                                                                          $      217,266   $      485,284
    Accounts receivable (Notes 2 and 3)                                                1,739,573        1,325,123
    Other receivable                                                                       6,300            6,972
    Notes receivable, related party, current portion (Notes 1 and 5)                   1,098,525        2,348,525
    Inventories, net (Notes 2 and 3)                                                     746,919        1,388,094
    Income tax refunds                                                                   199,876           73,500
    Prepaid expenses                                                                     135,689            8,896
    Deferred income taxes (Note 9)                                                       532,000          707,913
-------------------------------------------------------------------------------------------------------------------

Total current assets                                                                   4,676,148        6,344,307
-------------------------------------------------------------------------------------------------------------------

Property, plant and equipment (Notes 3 and 4):
    Land                                                                                  37,000           37,000
    Buildings and improvements                                                         1,076,407          929,432
    Mobile homes                                                                          48,261               --
    Machinery and equipment                                                            7,297,222        6,419,694
-------------------------------------------------------------------------------------------------------------------

                                                                                       8,458,890        7,386,126
    Less accumulated depreciation and amortization                                     5,276,500        4,834,745
-------------------------------------------------------------------------------------------------------------------

Net property, plant and equipment                                                      3,182,390        2,551,381

Other assets:
    Notes receivable, related party, net of current (Note 1)                           1,770,052        2,727,597
    Deferred financing costs, net of accumulated
    amortization of $70,978 and $64,646 respectively                                       4,305           10,637
-------------------------------------------------------------------------------------------------------------------

                                                                                  $    9,632,895   $   11,633,922
===================================================================================================================

                          U.S. RUBBER RECLAIMING, INC.

                                 BALANCE SHEETS


December 31,                                                                                  2000             1999
--------------------------------------------------------------------------------------------------------------------

Liabilities and Shareholder's Equity

Current liabilities:
    Current portion of long-term debt (Note 3)                                      $   3,101,828    $   3,754,726
    Current portion of capital lease obligation (Note 4)                                   33,643           18,584
    Accounts payable, trade                                                               508,820          499,742
    Accrued expenses                                                                      167,920          175,814
--------------------------------------------------------------------------------------------------------------------

Total current liabilities                                                               3,812,211        4,448,866

Long-term debt, net of current portion (Note 3)                                           645,143        2,142,988

Capital lease obligation, net of current portion (Note 4)                                  65,489           20,389

Deferred income taxes                                                                     171,000          131,124
--------------------------------------------------------------------------------------------------------------------

Total liabilities                                                                       4,693,843        6,743,367

Commitments and contingencies (Note 10)

Shareholder's equity:
    Common stock, no par value, 1,000 shares
     authorized, issued and outstanding                                                     1,000            1,000
    Retained earnings                                                                   4,938,052        4,889,555
--------------------------------------------------------------------------------------------------------------------

Total shareholder's equity                                                              4,939,052        4,890,555
--------------------------------------------------------------------------------------------------------------------





                                                                                    $   9,632,895    $  11,633,922
====================================================================================================================

           See accompanying summary of significant accounting policies and notes to financial statements.

                          U.S. RUBBER RECLAIMING, INC.

                              STATEMENTS OF INCOME


For the Years Ended December 31,                                         2000             1999             1998
----------------------------------------------------------------------------------------------------------------

Net sales                                                     $    12,583,017   $  11,438,542    $  12,575,679

Cost of sales                                                      10,956,684      10,083,107       11,430,770
----------------------------------------------------------------------------------------------------------------

Gross profit                                                        1,626,333       1,355,435        1,144,909

Selling, general and administrative expenses
 and profit participation expenses                                  1,442,586         942,299          928,278
----------------------------------------------------------------------------------------------------------------

Income from operations                                                183,737         413,136          216,631

Other income (expense):
    Loss on disposal of equipment                                          --              --          (47,789)
    Interest income                                                   355,996         424,322          197,047
    Interest expense (Notes 2, 3, and 5)                             (441,698)       (497,003)        (258,552)
----------------------------------------------------------------------------------------------------------------

Income before income taxes                                             98,035         340,455          107,337

Income tax expense (Note 9)                                           (49,538)       (124,194)         (33,256)
----------------------------------------------------------------------------------------------------------------

Net income                                                    $        48,497   $     216,261    $      74,081
================================================================================================================

         See accompanying summary of significant accounting policies and notes to financial statements.

                          U.S. RUBBER RECLAIMING, INC.

                  STATEMENTS OF CHANGES IN SHAREHOLDER'S EQUITY


                                                                    Common Stock        Retained
                                                                ---------------------
                                                                 Shares    Amount       Earnings        Total
-------------------------------------------------------------------------------------------------------------------

Balance at December 31, 1997                                      1,000   $   1,000    $ 4,599,213    $ 4,600,213

1998 net income                                                      --          --         74,081         74,081
-------------------------------------------------------------------------------------------------------------------

Balance at December 31, 1998                                      1,000       1,000      4,673,294      4,674,294

1999 net income                                                      --          --        216,261        216,261
-------------------------------------------------------------------------------------------------------------------

Balance at December 31, 1999                                      1,000       1,000      4,889,555      4,890,555

2000 net income                                                      --          --         48,497         48,497
-------------------------------------------------------------------------------------------------------------------

Balance at December 31, 2000                                      1,000   $   1,000    $ 4,938,052   $  4,939,052
===================================================================================================================

           See accompanying summary of significant accounting policies and notes to financial statements.

                          U.S. RUBBER RECLAIMING, INC.

                            STATEMENTS OF CASH FLOWS


For the Years Ended December 31,                                             2000             1999            1998
-------------------------------------------------------------------------------------------------------------------

Cash flows from operating activities:
    Net income                                                     $      48,497    $      216,261   $      74,081
    Adjustments to reconcile net income to net cash
     provided by operating activities:
      Depreciation and amortization                                      554,071           612,287         762,999
      Loss on disposal of equipment                                           --                --          47,789
      Deferred income taxes                                              215,789               187         (32,394)
      Changes in operating assets and liabilities:
        (Increase) decrease in:
           Accounts receivable                                          (414,450)          139,257         233,191
           Inventories                                                   641,175           (95,620)       (300,356)
           Prepaid expenses and other current assets                    (252,497)          222,769         (44,060)
        Increase (decrease) in:
           Accounts payable                                                9,078           (57,536)        (42,315)
           Accrued expenses                                               (7,894)            8,066         (13,324)
-------------------------------------------------------------------------------------------------------------------

Net cash provided by operating activities                                793,769         1,045,671         685,611
-------------------------------------------------------------------------------------------------------------------

Cash flows from investing activities:
    Capital expenditures                                              (1,083,133)         (399,043)       (403,854)
    Repayment of note from affiliated company                          2,207,546           224,483              --
-------------------------------------------------------------------------------------------------------------------

Net cash provided by (used in) investing activities                    1,124,413          (174,560)       (403,854)
-------------------------------------------------------------------------------------------------------------------

Cash flows from financing activities:
    Principal payments on long-term debt                              (2,186,199)         (458,274)       (257,664)
-------------------------------------------------------------------------------------------------------------------

Net cash used in financing activities                                 (2,186,199)         (458,274)       (257,664)
-------------------------------------------------------------------------------------------------------------------

                          U.S. RUBBER RECLAIMING, INC.

                            STATEMENTS OF CASH FLOWS



For the Years Ended December 31,                                             2000            1999             1998
-------------------------------------------------------------------------------------------------------------------

Net increase (decrease) in cash                                        (268,018)          412,837          24,093

Cash and cash equivalents, beginning of year                            485,284            72,447          48,354
-------------------------------------------------------------------------------------------------------------------

Cash and cash equivalents, end of year                            $     217,266     $     485,284   $      72,447
===================================================================================================================

Supplemental cash flow information:
    Interest paid                                                 $     484,658     $     459,335   $     233,437
===================================================================================================================

    Interest received                                             $     355,996     $     459,919   $     201,942
===================================================================================================================

    Income taxes paid                                             $       7,500     $      86,031   $     175,000
===================================================================================================================

Supplemental disclosure of noncash operating,
 financing and investing activities:
    Equipment acquired by capital lease                           $      95,615     $      27,963   $      36,053
===================================================================================================================

    Debt incurred which directly funded receivables from
     affiliated company                                           $          --     $          --   $   3,629,000
===================================================================================================================

           See accompanying summary of significant accounting policies and notes to financial statements.

                          U.S. RUBBER RECLAIMING, INC.

                   SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES


DESCRIPTION OF BUSINESS

U.S. Rubber Reclaiming, Inc. (the "Company") is a company engaged in reclaiming scrap butyl rubber into butyl reclaim for resale to manufacturers of rubber products. U.S. Rubber was a wholly owned subsidiary of SerVaas, Inc. through December 31, 2000.

BUSINESS RISK AND CREDIT CONCENTRATIONS

Substantially all of the Company's sales are by credit. Receivables are generally comprised of a small number of large account balances. Substantially all of these receivables are due from companies in the rubber industry. The Company currently has no policy requiring collateral from its credit customers.

INVENTORIES

Inventories of finished goods, raw materials, supplies, and spare equipment parts are valued at the lower of cost (weighted average method) or market.

PROPERTY, PLANT AND EQUIPMENT

Property, plant and equipment are recorded at cost. Depreciation for financial reporting purposes is based on the estimated useful lives of the respective assets and is calculated by straight-line and accelerated methods. Equipment under capital lease of $131,949 and $119,648 for 2000 and 1999, respectively, is stated at the lower of fair market value or net present value of the minimum lease payments at the date of lease. Amortization of equipment under capital lease is included in depreciation expense. Depreciation expense was $547,739, $604,759, and $755,470 for the years ended December 31, 2000, 1999, and 1998, respectively.

DEFERRED FINANCING COSTS

During 1992 and prior, the Company incurred costs related to the issuance of debt. These costs are being amortized on the straight-line method over ten years. Amortization expense was $6,332, $7,528, and $7,529 for the years ended December 31, 2000, 1999, and 1998, respectively.

INCOME TAXES

Deferred income taxes arise from temporary differences between income tax and financial reporting and principally relate to inventory reserves and depreciation of property, plant and equipment.

USE OF ESTIMATES

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect certain reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the period. Actual results could differ from those estimates.

                          U.S. RUBBER RECLAIMING, INC.

                          NOTES TO FINANCIAL STATEMENTS


1.   NOTES RECEIVABLE--AFFILIATED COMPANY

December 31,                                                                                   2000           1999
-------------------------------------------------------------------------------------------------------------------


Unsecured note receivable from affiliated company. Interest accrues at an annual
 rate equal to Bank One prime (9.5% at December 31, 2000); due on demand.            $     737,245    $    737,245

Unsecured note receivable from affiliated company. Interest is to be paid monthly at an annual rate of 6.2%.Principal is due as follows: $200,000 in 2001;
 $300,000 in 2002; and $284,360 in 2003. Note matures June 19, 2003.                       784,360         934,360

 Unsecured note receivable from affiliated company. Interest is to be paid monthly at an annual rate equal to Bank One prime (9.5% at December 31, 2000), until November 30, 1999, at which time interest began accruing at Bank One prime plus 1/2%. Principal is due in equal monthly installments of $25,000 beginning
November 30,1999, until maturity (November 30, 2004), at which time all unpaid
principal and interest will be due.                                                             --       1,450,000

Unsecured note receivable from affiliated company. Interest is to be paid monthly at an annual rate equal to Bank One prime plus 1/2% (10% at December
 31, 2000).Principal is due in equal monthly installments of $13,440, beginning
 December 31, 1998, until maturity (November 30, 2005), at which time all unpaid
 principal and interest will be due.                                                       806,429         954,517

Unsecured note receivable from affiliated company. Interest is to be paid monthly at an annual rate equal to Bank One prime (9.5% at December 31, 2000).
 Principal, together with any unpaid interest, is to be paid at maturity (May
 31,
 2000).                                                                                    540,543       1,000,000
-------------------------------------------------------------------------------------------------------------------

                                                                                         2,868,577       5,076,122
Less current portion                                                                     1,098,525       2,348,525
-------------------------------------------------------------------------------------------------------------------

                                                                                     $   1,770,052    $  2,727,597
===================================================================================================================


                          U.S. RUBBER RECLAIMING, INC.

                          NOTES TO FINANCIAL STATEMENTS


2.   INVENTORIES

December 31,                             2000             1999
---------------------------------------------------------------

Raw materials                  $   1,558,070    $   2,765,047
Raw materials reserve             (1,338,288)      (1,818,288)
Finished goods                       435,793          345,554
Supplies                              91,344           95,781
---------------------------------------------------------------

Total inventories              $     746,919    $   1,388,094
===============================================================

The Company engaged the services of an engineering firm to survey the physical quantities of raw materials on hand at December 31, 2000. The Company recorded a reserve to adjust their raw material inventories to these surveyed quantities at December 31, 2000. The amount of the reserve was $120,000. the Company has an additional reserve for its raw material inventories of $1,218,288, primarily related to excess raw material inventories and raw materials that are currently not available for use without further processing.

                          U.S. RUBBER RECLAIMING, INC.

                          NOTES TO FINANCIAL STATEMENTS


3.   LONG-TERM DEBT

December 31,                                                                                   2000           1999
-------------------------------------------------------------------------------------------------------------------

Industrial revenue bonds issued to the Company by The Mississippi Business
 Finance Corporation, acting for and on behalf of the State of Mississippi;
 bears interest at 5.95% to 6.7% payable in annual installments through the year
 2001; collateralized by letters of credit in the amount of $485,018 with a bank which is further collateralized by the joint and several guarantees of the parent company and a major stockholder of affiliated companies and by all accounts receivable, inventory, equipment, furniture and fixtures, and real estate with an
 aggregate carrying value of $7,089,860 at December 31, 2000.                         $     200,000   $    455,000

Revolving note payable to a bank. Interest to be paid monthly at an annual rate equal to Bank One prime (9.5% at December 31, 2000). Principal, together with any unpaid interest, is to be paid at maturity (May 31, 2001, collateralized by
 substantially all assets of the Company.                                                 2,740,543      3,000,000

Note payable to a bank. Interest is payable monthly at an annual rate equal to
 Bank One prime (9.5% at December 31, 2000) through December 31, 2000, at which time interest will accrue at Bank One prime plus 1/2%. Principal is due in equal monthly installments of $25,000,beginning December 1, 1999, until maturity (November 30, 2004), at which time all unpaid principal and interest will be due.
 Collateralized by substantially all assets of the Company.                                      --      1,475,000

Note payable to a bank. Interest is payable monthly at an annual rate equal to
 Bank One prime plus 1/2% (10.0% at December 31, 2000). Principal is due in equal monthly installments of $13,440, beginning December 31, 1998, until maturity (November 30,2005), at which time all unpaid principal and interest will be due.
 Collateralized by substantially all assets of the Company.                                 806,428        967,714
-------------------------------------------------------------------------------------------------------------------

                                                                                          3,746,971      5,897,714
Less current portion                                                                      3,101,828      3,754,726
-------------------------------------------------------------------------------------------------------------------

                                                                                      $     645,143   $  2,142,988
===================================================================================================================

All of the above debt was either paid off or renegotiated as part of the acquisition by OCP effective January 1, 2001.

                          U.S. RUBBER RECLAIMING, INC.

                          NOTES TO FINANCIAL STATEMENTS


Minimum annual principal repayments of long-term debt in each of the next five years are:

Year Ending December 31,
---------------------------------------------------------------------------

2001                                                          $  3,101,828
2002                                                               161,286
2003                                                               161,286
2004                                                               161,286
2005                                                               161,285
---------------------------------------------------------------------------

Total                                                         $  3,746,971
===========================================================================

4.   CAPITAL LEASE OBLIGATIONS

The Company is the lessee of equipment under capital leases expiring through 2004. The assets and liabilities under the capital leases are recorded at the lower of the present value of the minimum lease payments or the fair value of the assets. The assets are depreciated over the lesser of their related lease terms or their estimated productive lives.

The following is a summary of equipment held under capital leases at December 31, 2000:

December 31,                                  2000           1999
-----------------------------------------------------------------------------

Machinery and equipment                 $   172,521    $   162,358
Accumulated depreciation                    (55,573)      (118,142)
-----------------------------------------------------------------------------

                                        $    116,948   $     44,216
=============================================================================

Minimum future lease payments under capital lease agreements as of December 31, 2000 were as follows:

                                                                Minimum
                                                                Lease
Year Ending December 31,                                        Payment
---------------------------------------------------------------------------

2001                                                            $   41,879
2002                                                                41,879
2003                                                                27,749
2004                                                                 2,155
---------------------------------------------------------------------------

                                                                   113,662
Less amount representing interest                                  (14,530)
---------------------------------------------------------------------------

                                                                    99,132
Current portion                                                     33,643
---------------------------------------------------------------------------

Long-term portion                                              $    65,489
===========================================================================

                          U.S. RUBBER RECLAIMING, INC.

                          NOTES TO FINANCIAL STATEMENTS


5.   AFFILIATED-PARTY TRANSACTIONS

The Company has loans to affiliated companies as described in Note 1. Interest income on these loans aggregated $355,996, $404,879, and $182,331 for the years ended December 31, 2000, 1999, and 1998, respectively.

6.   SIGNIFICANT CUSTOMERS

Approximately 34%, 34%, and 32% of the Company's revenues during the years ended December 31, 2000, 1999, and 1998, respectively, was derived from sales to one customer (Normandy M.S., Inc.--see Note 10). Approximately 71%, 74%, and 62% of the Company's revenues during the years ended December 31, 2000, 1999, and 1998, respectively, was derived from sales to three customers.

7.   EMPLOYEE BENEFIT PLANS

Employees  with one year or more of service  are  eligible to  participate  in a
401(k) plan. Under this plan, employee contributions are immediately 100% vested. Employer contributions are vested 20% after two years of service and an additional 20% for each additional year of service, fully vesting after six years of service. Contributions to the plan are made at the discretion of the Board of Directors and aggregated $25,400, $28,129, and $23,216 during the years ended December 31, 2000, 1999, and 1998, respectively.

8.   RENTAL EXPENSE

Totalrental expense charged to operations during 2000, 1999, and 1998 was $129,734, $135,812, and $134,346, respectively. Minimum future rental payments under noncancelable operating leases having remaining terms in excess of one year as of December 31, 2000, until expiration and in the aggregate are:

Year Ending December 31,
---------------------------------------------------------------------------

2001                                                             $ 62,011
2002                                                               23,214
---------------------------------------------------------------------------

Total                                                            $ 85,225
===========================================================================

                          U.S. RUBBER RECLAIMING, INC.

                          NOTES TO FINANCIAL STATEMENTS


9.   INCOME TAXES

A reconciliation of income tax expense at the statutory rates to income tax expense at the Company's effective rate is as follows:

December 31,                                                             2000          1999        1998
--------------------------------------------------------------------------------------------------------

Computed tax at the expected statutory rate:
    Federal (35%)                                                  $   34,312   $  119,159    $ 37,568
    State (5%)                                                          4,902       17,023       5,367
    Other, net                                                         10,324      (11,988)     (9,679)
--------------------------------------------------------------------------------------------------------

Income taxes at an effective tax rate of 50.5%, 36.6%, and
 31.0% in 2000, 1999, and 1998, respectively                       $   49,538   $  124,194   $  33,256
========================================================================================================

The components of income tax expense are:

December 31,                                 2000         1999        1998
---------------------------------------------------------------------------

Current                            $   (166,251)    $  124,007   $  65,650
Deferred                                215,789            187     (32,394)
---------------------------------------------------------------------------

                                   $     49,538     $  124,194   $  33,256
===========================================================================

The Company recognizes deferred tax assets and liabilities for temporary differences in reporting for financial and tax purposes. Deferred tax assets and liabilities at December 31 were as follows:

December 31,                               2000          1999
--------------------------------------------------------------

Deferred tax assets:
    Inventories                     $   517,000   $  692,913
    Accrued expenses                     15,000       15,000
--------------------------------------------------------------

                                    $   532,000   $  707,913
==============================================================

Deferred tax liabilities:
    Property and equipment          $   171,000   $  131,124
==============================================================

                          U.S. RUBBER RECLAIMING, INC.

                          NOTES TO FINANCIAL STATEMENTS


10.  SALES COMMITMENT

During 1993, the Company entered into an agreement with Normandy M.S., Inc. that in effect granted Normandy the right to purchase up to 500,000 pounds of finished product per month at a discounted price. This product is resold to the same target market as the Company. Approximately 34%, 34%, and 32% of the pounds sold during 2000, 1999, and 1998, respectively, by the Company were to Normandy. During 2000, the Company and Normandy terminated this agreement. The 2000 results of operations include the cost to the Company for terminating the agreement in the amount of $409,000.

11.  DEPOSITS

At December 31, 2000, the Company had cash deposits at financial institutions in excess of insurable limits of $54,431.

12.  SUBSEQUENT EVENTS

During 2000, the Company's sole shareholder entered into an agreement to sell 100% of the outstanding common stock of the Company to Obsidian Capital Partners, L.P.

The sale was consummated on December 29, 2000 and effective January 1, 2001. In conjunction with the sale, the shareholder repaid all outstanding notes
receivable, and  the  proceeds  were  used  to  repay  all  outstanding   bank
indebtedness.

To the Board of Directors
Champion Trailer Company, L.P.
Indianapolis, Indiana

We have audited the accompanying balance sheet of Champion Trailer Company, L.P., as of December 31, 2000, and the related statements of operations, changes in partners' capital, and cash flows for the period from May 2, 2000 to December 31, 2000. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Champion Trailer Company, L.P. as of December 31, 2000, and the results of its operations and its cash flows for the period from May 2, 2000 to December 31, 2000 in conformity with accounting principles generally accepted in the United States of America.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 1 to the financial statements, the Company has suffered losses from operations, its current liabilities exceed its current assets, and it is in violation of certain of its loan covenants. This raises substantial doubt about the Company's ability to continue as a going concern. Realization of assets and satisfaction of liabilities in the ordinary course of business is dependent upon the Company's ability to generate sufficient cash flow to meet its obligations on a timely basis. The Company must also comply with the terms of its debt financing agreements and continue to receive capital contributions from its owners. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

Elkhart, Indiana
February 13, 2002



                                      McGladrey & Pullen, LLP

                         CHAMPION TRAILER COMPANY, L.P.
                          (A TEXAS LIMITED PARTNERSHIP)

                                  BALANCE SHEET


December 31,                                                                                                   2000
----------------------------------------------------------------------------------------------------------------------

Assets (Notes 4 and 5)

Current assets:
  Cash                                                                                                $      72,458
  Accounts receivable (Notes 4 and 5)                                                                        49,344
  Inventories, net (Notes 3, 4 and 5)                                                                     1,890,448
  Prepaid expenses (Note 8)                                                                                  20,412
----------------------------------------------------------------------------------------------------------------------

Total current assets                                                                                      2,032,662
----------------------------------------------------------------------------------------------------------------------

Property and equipment (Notes 4 and 5):
  Leasehold improvements                                                                                    145,377
  Machinery, equipment and tooling                                                                          738,765
  Office equipment, furniture and fixtures                                                                  129,235
----------------------------------------------------------------------------------------------------------------------
                                                                                                          1,013,377
  Less accumulated depreciation                                                                              73,355
----------------------------------------------------------------------------------------------------------------------

Net property and equipment                                                                                  940,022
----------------------------------------------------------------------------------------------------------------------

Other assets:
  Goodwill and other intangible assets, net of accumulated amortization of $137,497                       2,609,359
----------------------------------------------------------------------------------------------------------------------



                                                                                                      $   5,582,043
======================================================================================================================


                         CHAMPION TRAILER COMPANY, L.P.
                          (A TEXAS LIMITED PARTNERSHIP)

                                  BALANCE SHEET


December 31,                                                                                                   2000
----------------------------------------------------------------------------------------------------------------------

Liabilities and Partners' Capital

Current liabilities:
  Line of credit (Note 4)                                                                             $     175,000
  Current portion of long-term debt (Notes 4 and 5)                                                         465,524
  Subordinated notes payable (Notes 4 and 5)                                                              1,250,000
  Accounts payable, trade                                                                                   370,308
  Accrued expenses                                                                                          128,184
  Customer deposits                                                                                       1,727,544
----------------------------------------------------------------------------------------------------------------------

Total current liabilities                                                                                 4,116,560
----------------------------------------------------------------------------------------------------------------------

Long-term debt, net of current portion (Notes 4 and 5):
  Senior notes payable                                                                                    1,069,714
  Warrants (Note 6)                                                                                          22,267
----------------------------------------------------------------------------------------------------------------------

Total long-term debt                                                                                      1,091,981
----------------------------------------------------------------------------------------------------------------------

Total liabilities                                                                                         5,208,541
----------------------------------------------------------------------------------------------------------------------

Commitments and contingencies (Note 6)                                                                           --
----------------------------------------------------------------------------------------------------------------------

Partners' capital                                                                                           373,502
----------------------------------------------------------------------------------------------------------------------

                                                                                                      $   5,582,043
======================================================================================================================

                     See accompanying summary of significant
             accounting policies and notes to financial statements.

                         CHAMPION TRAILER COMPANY, L.P.
                          (A TEXAS LIMITED PARTNERSHIP)

                             STATEMENT OF OPERATIONS


For the Period From Acquisition (May 2, 2000) to December 31,                                                   2000
----------------------------------------------------------------------------------------------------------------------

Net sales, including related parties (Note 8)                                                         $    1,907,919

Cost of sales                                                                                              1,727,207
----------------------------------------------------------------------------------------------------------------------

Gross profit                                                                                                 180,712

Selling, general and administrative expenses, including amounts to related parties                           600,925
----------------------------------------------------------------------------------------------------------------------

Loss from operations                                                                                        (420,213)

Other expense:
  Interest expense (Notes 4, 5 and 6)                                                                       (266,285)
----------------------------------------------------------------------------------------------------------------------

Net loss                                                                                              $     (686,498)
======================================================================================================================

Pro forma income data:
  Net loss before pro forma income taxes                                                              $      686,498
  Pro forma income taxes                                                                                          --
----------------------------------------------------------------------------------------------------------------------

Pro forma net loss                                                                                    $      686,498
======================================================================================================================

                     See accompanying summary of significant
             accounting policies and notes to financial statements.

                         CHAMPION TRAILER COMPANY, L.P.
                          (A TEXAS LIMITED PARTNERSHIP)

                    STATEMENT OF CHANGES IN PARTNERS' CAPITAL


For the Period From Acquisition (May 2, 2000)                     Capital          Accumulated
to December 31, 2000                                            Contributed          Deficit             Total
----------------------------------------------------------------------------------------------------------------------

Initial capital contributions                                 $     500,000       $           --     $      500,000

Additional capital contributions                                    560,000                   --            560,000

Net loss                                                                 --             (686,498)          (686,498)
----------------------------------------------------------------------------------------------------------------------

Balance at December 31, 2000                                  $   1,060,000       $     (686,498)    $      373,502
======================================================================================================================

                     See accompanying summary of significant
             accounting policies and notes to financial statements.

                         CHAMPION TRAILER COMPANY, L.P.
                          (A TEXAS LIMITED PARTNERSHIP)

                             STATEMENT OF CASH FLOWS


For the Period From Acquisition (May 2, 2000) to December 31,                                                  2000
----------------------------------------------------------------------------------------------------------------------

Cash flows from operating activities:
  Net loss                                                                                            $    (686,498)
  Adjustments to reconcile net loss to net cash used in operating activities:
    Depreciation                                                                                             73,355
    Amortization of goodwill and other intangibles                                                          137,497
    Amortization of debt discount warrants                                                                   22,267
    Changes in operating assets and liabilities excluding
      acquisition balance sheets:
        (Increase) decrease in:
          Accounts receivable                                                                               109,505
          Inventories                                                                                    (1,228,443)
          Prepaid expenses                                                                                   (8,371)
        Increase (decrease) in:
          Accounts payable, trade                                                                           233,894
          Accrued expenses                                                                                   39,916
          Customer deposits                                                                               1,043,937
----------------------------------------------------------------------------------------------------------------------

Net cash used in operating activities                                                                      (262,941)
----------------------------------------------------------------------------------------------------------------------

Cash flows from investing activities:
  Capital expenditures                                                                                       (5,793)
  Cash payments in connection with the acquisition                                                       (3,281,105)
  Acquisition costs                                                                                        (307,788)
----------------------------------------------------------------------------------------------------------------------

Net cash used in investing activities                                                                    (3,594,686)
----------------------------------------------------------------------------------------------------------------------








                                      F-21

                         CHAMPION TRAILER COMPANY, L.P.
                          (A TEXAS LIMITED PARTNERSHIP)

                             STATEMENT OF CASH FLOWS


For the Period From Acquisition (May 2, 2000) to December 31,                                                  2000
----------------------------------------------------------------------------------------------------------------------

Cash flows from financing activities:
  Net borrowings on line of credit                                                                          175,000
  Proceeds from capital contributions                                                                       750,000
  Advances from related parties                                                                             310,000
  Proceeds from issuance of long-term debt                                                                3,017,997
  Debt issuance cost                                                                                        (90,153)
  Principal payments on long-term debt                                                                     (232,759)
----------------------------------------------------------------------------------------------------------------------

Net cash provided by financing activities                                                                 3,930,085
----------------------------------------------------------------------------------------------------------------------

Net increase in cash                                                                                         72,458

Cash, at acquisition                                                                                             --
----------------------------------------------------------------------------------------------------------------------

Cash, end of year                                                                                     $      72,458
======================================================================================================================

Supplemental cash flow information:
  Interest paid                                                                                       $     243,227
======================================================================================================================

Supplemental disclosure of noncash operating and financing activities:
  During 2000, the Company built a trailer for the former owner of the Company as payment for a purchase price adjustment liability in the amount of
  $162,500.
======================================================================================================================

  During 2000, $310,000 of related-party advances were converted to partners'
capital.
======================================================================================================================

                     See accompanying summary of significant
             accounting policies and notes to financial statements.

                         CHAMPION TRAILER COMPANY, L.P.
                          (A TEXAS LIMITED PARTNERSHIP)

                   SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES


DESCRIPTION OF BUSINESS

Champion Trailer Company, L.P. (the "Company"), located in Lewisville, Texas, was formed on May 2, 2000 primarily to purchase the assets of Champion Trailers, LLC, Champion Collision, LLC and Brandonson, Inc. The Company manufactures and sells transport trailers to be used primarily in the auto racing industry.

BASIS OF PRESENTATION

The Company's December 31, 2000 financial statements have been presented on the basis that it is a going concern, which contemplates the realization of assets and the satisfaction of liabilities in the normal course of business. The operating loss incurred in 2000 has weakened the Company's financial position and created a working capital deficit. In addition, as further discussed in Note 5, the Company is not in compliance with certain loan covenants. Management's plan to address these issues is discussed in Note 1.

REVENUE RECOGNITION

Sales are recorded when title passes to the customer or when services are performed in accordance with agreements with customers. The Company accumulates costs of trailers in work in process inventory until completion. The Company recognizes repair revenue when services are provided to the customer.

The Company also engages in used trailer sales transactions, in which the Company collects a commission for brokering activities. The Company does not take title to these trailers. Accordingly, commission revenues are recorded as net cash received by the Company. The Company recognized $52,800 of commission revenues during the period ended December 31, 2000.

BUSINESS RISK AND CREDIT CONCENTRATIONS

Financial instruments which potentially subject the Company to concentrations of credit risk consist principally of trade receivables. The Company's customers operate primarily in the auto racing industry and are located primarily in the Southern states. The credit risk associated with trade receivables within this specific industry may be affected by changes in economic or other conditions and may, accordingly, impact the Company's overall credit risk. The Company reviews a customer's credit history before extending credit. Additionally, the Company progress bills on larger contracts. Allowances for doubtful accounts are established based on specific customer risk, historical trends and other information. No allowance for doubtful accounts is deemed necessary at December 31, 2000.

INVENTORIES

Inventories are valued at the lower of standard cost, which approximates the first-in, first-out (FIFO) method, or market.

                         CHAMPION TRAILER COMPANY, L.P.
                          (A TEXAS LIMITED PARTNERSHIP)

                   SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES



INTANGIBLE ASSETS

Intangible assets arising from the acquisitions are amortized over their estimated useful lives, ranging from five to fifteen years, using the straight-line method. Impairments are recognized in operating results if impairment indicators are present and the expected future operating cash flows of the related assets are less than their carrying amounts. (Also see Note 2.)

Intangible assets at December 31, 2000 consisted of the following:

December 31,                                                           2000
-------------------------------------------------------------------------------

Goodwill                                                      $   2,556,703
Debt issuance costs                                                  90,153
Noncompete agreement                                                100,000
-------------------------------------------------------------------------------

                                                                  2,746,856
Less accumulated amortization                                       137,497
-------------------------------------------------------------------------------

                                                                $ 2,609,359
===============================================================================

PROPERTY AND EQUIPMENT

Equipment,   furniture  and  fixtures  are  recorded  at  historical  cost  with depreciation taken using the straight-line method over their estimated useful lives. Life ranges for property and equipment are as follows:

        Leasehold improvements                          5 - 10 years
        Machinery, equipment and tooling                5 - 7 years
        Office equipment, furniture, and fixtures       5 - 7 years

INCOME TAXES

Champion Trailer Company, L.P. is a partnership, and thus, income, losses, and credits are taxable to or deductible by the individual partners. Accordingly, no provision for federal and state taxes has been provided in the accompanying financial statements.

On a pro forma basis, had the Company been a tax-paying entity, no tax expense or benefit would have been presented or would have resulted in the period presented due to the loss incurred.

USE OF ESTIMATES

The preparation of the financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect certain reported amounts and disclosures. Actual results may differ from those estimates.

                         CHAMPION TRAILER COMPANY, L.P.
                          (A TEXAS LIMITED PARTNERSHIP)

                   SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES


PARTNERS' CAPITAL

Partners' capital includes both the general partner's and limited partners' capital and is subject to certain withdrawal restrictions. Partnership profits and losses are allocated to partners based on each partner's percentage share of outstanding partnership units. As of December 31, 2000, the partners had contributed capital amounting to $1,060,000.

As discussed in Note 6, the partnership has reserved 25% of outstanding partnership units for warrants issued to The Markpoint Company, which can be exercised and converted into partnership units. The partnership has a nondilution provision related to the issuance of these warrants.

                         CHAMPION TRAILER COMPANY, L.P.
                          (A TEXAS LIMITED PARTNERSHIP)

                          NOTES TO FINANCIAL STATEMENTS


1.   LIQUIDITY

The Company's December 31, 2000 financial statements have been presented on the basis that it is a going concern, which contemplates the realization of assets and the satisfaction of liabilities in the normal course of business. The operating losses incurred in 2000 has weakened the Company's financial position and created a working capital deficit. In addition, as discussed in Note 5, the Company is in violation of The Markpoint Company loan financial covenants.

In view of these matters, realization of the assets and satisfaction of the liabilities in the ordinary course of business is dependent upon its ability to generate sufficient cash flow to meet its obligations on a timely basis. The Company also needs to comply with the terms of its debt financing agreements and continue to receive capital contributions from its owners.

Management, as a part of its plan towards resolving these issues and generating revenue and cash flow, has taken the actions described below during the year 2001:

o Management is in the process of renegotiating the lease on the facility where the manufacture of trailers is conducted, reducing its rental space, rent expense, utility expense, and related property costs significantly.

o The Company is completing four trailers for sale to racing teams competing in the "NASCAR racing circuit", the first trailers sold by the Company in this new market. Management believes new orders from this market will be forthcoming in the next fiscal year. In addition, the Company backlog of trailer sales is higher at October 31, 2001 than at any date since the purchase of the Company.

o The Company plans on reducing the work force beginning February 1, 2002 by an annualized amount of approximately $100,000.

o The debt owed to Bank One, N.A. is expected to be repaid with an infusion of new capital or loans from Obsidian Enterprises, Inc. (parent).

o The parent company continues to negotiate with banks and creditors including a forbearance agreement with Bank One (a primary lender) through March 15, 2002.

At February 13, 2002, the entity continues to be a going concern.

2.   ACQUISITIONS

Acquisition of Assets:

On May 2, 2000,  the  Company  acquired  the assets of  Champion  Trailer,  LLC,
Champion Collision, LLC and Brandonson, Inc. for a total purchase price of $3,808,000. The purchase price was comprised of $3,645,500 in cash and the issuance of seller notes payable in the amount of $162,500. The acquisition was accounted for using the purchase method of accounting. Accordingly, the Company allocated the purchase price to assets acquired and liabilities assumed based on their fair values. The acquisition was allocated as follows: $1,151,000 to the net value of tangible assets; and $2,656,000 to the following intangibles:
$100,000 to covenants not to compete and approximately $2,556,000 to goodwill.

                         CHAMPION TRAILER COMPANY, L.P.
                          (A TEXAS LIMITED PARTNERSHIP)

                          NOTES TO FINANCIAL STATEMENTS



3.   INVENTORIES

Inventories at December 31, 2000 consisted of the following:

December 31,                                                           2000
-------------------------------------------------------------------------------

Raw material and purchased parts                              $     313,806
Work in process--trailers                                         1,559,181
Work in process--repairs                                             17,461
-------------------------------------------------------------------------------

                                                              $   1,890,448
===============================================================================

The Company recorded an obsolescence reserve in the amount of approximately $31,000 and a reserve for excess and slow-moving inventory in the amount of approximately $55,000 to its raw material inventories.

4.   LINE OF CREDIT

December 31,                                                             2000
-------------------------------------------------------------------------------

Bank One, N.A. Facility 1--Line of Credit, maximum borrowing equal to $200,000, interest payable monthly at prime plus1/2%
 (10% at December 31, 2000) due July 2001                       $     175,000
===============================================================================

The line of credit and long-term debt described in Note 5 are secured by substantially all assets of the Company. The credit agreement also includes guarantees by certain limited partners of the Company for 2000.

The line of credit, term loans, and subordinated debt are subject to various affirmative and negative loan covenants including net worth, funded debt to EBITDA, and debt service coverage ratio. As of December 31, 2000, the Company was in technical default of the Bank One loan covenants. Subsequent to year end, the Company received modifications to the terms of the facility and line of credit covenants to resolve these violations.

                         CHAMPION TRAILER COMPANY, L.P.
                          (A TEXAS LIMITED PARTNERSHIP)

                          NOTES TO FINANCIAL STATEMENTS



5.   LONG-TERM DEBT

Long-term debt consisted of the following:

Senior Debt:


December 31,                                                                    2000
---------------------------------------------------------------------------------------

Bank One, N.A. Facility 2--term loan, note payable $650,000, requires     $     603,572
 monthly principal installments of $7,738 plus interest at prime plus
 3/4% (101/4% at December 31, 2000), due June 2005


========================================================================
Bank One, N.A. Facility 3 - term loan, note payable $1,118,000,                931,666
 requires monthly principal installments of $31,056 plus interest at prime plus 11/2% (11% at December 31, 2000), due June 2003
---------------------------------------------------------------------------------------
                                                                             1,535,238

Less current portion                                                           465,524
---------------------------------------------------------------------------------------


                                                                          $  1,069,714
=======================================================================================

Subordinated Debt:


December 31,                                                                      2000
---------------------------------------------------------------------------------------

========================================================================
Note payable to The Markpoint Company, $1,250,000, interest payable monthly at 131/2%, commencing June 1, 2000, balloon payment of
 outstanding principal balance due May 2005                                 $1,250,000
=======================================================================================

The Company is in technical default of the loan covenants of the subordinated debt. Accordingly, the debt has been reclassified under "current liabilities" due to such technical defaults.

Following are maturities of long-term debt for each of the next five years:

Year Ending December 31,

2001                                                         $    1,715,524

2002                                                                465,524

2003                                                                279,192

2004                                                                 92,856

2005                                                                232,142
-------------------------------------------------------------------------------
Total                                                        $    2,785,238
===============================================================================

                         CHAMPION TRAILER COMPANY, L.P.
                          (A TEXAS LIMITED PARTNERSHIP)

                          NOTES TO FINANCIAL STATEMENTS



6.   PARTNERSHIP UNIT PURCHASE WARRANTS

In connection with the issuance of the subordinated debt discussed in Note 5, the Company issued partnership unit purchase warrants entitling the subordinated debt holder the option to acquire up to 200 partnership units. The warrants are exercisable at any time at $.01 per share and are scheduled to expire in May 2008. In addition, the warrants include both a mandatory and an optional redemption feature which allows for redemption of the warrants at anytime prior to expiration. The redemption price is based on the fair market value of the Company, as defined in the agreement, at the redemption date. The Company has reserved 200 partnership units related to these warrants. A value of $167,000 was assigned to these warrants at the inception of the agreement. The discount on the debt instrument is amortized over a 60-month period. At December 31, 2000, the unamortized discount associated with the put warrant is $144,733.

7.   OPERATING LEASE

The Company leases its facility from the former owner under an arrangement accounted for as an operating lease. The Company is required to pay maintenance costs, utilities and insurance. Total rent expense, net of sublease income of $24,680, was $185,870 for 2000.

Future minimum lease payments under the above operating lease are as follows:

Year Ending December 31,
-----------------------------------------------------------

2001                                                         $      332,865

2002                                                                332,865

2003                                                                110,955
===============================================================================
Total                                                        $      776,685
===============================================================================

8.   RELATED PARTIES

Sales:

The Company sold two trailers to DW Leasing, LLC, an entity with common ownership, in the ordinary course of business during 2000. Total revenue recognized as a result of these transactions was $466,124. The Company realized gross profit of approximately $91,000 on these transactions.

Management Fee and Administrative Expenses:

The Company reimburses Obsidian Capital Company, Obsidian Capital Partners and DW Leasing, related entities, for monthly administrative expenses. In 2000, the Company incurred approximately $72,000 of administrative expenses to related parties.

Pursuant to a management agreement between the Company and Obsidian Capital Company, the Company is obligated to pay a 2% management fee based on gross revenues on an annual basis. This management fee cannot be paid if it causes the Company to violate loan covenant provisions with its lenders. Accordingly, no management fee was accrued or paid in 2000.

                         CHAMPION TRAILER COMPANY, L.P.
                          (A TEXAS LIMITED PARTNERSHIP)

                          NOTES TO FINANCIAL STATEMENTS


Costs Relating to Asset Acquisition:

The Company repaid $223,001 of costs related to the May 2, 2000 asset acquisition by Obsidian Capital Partners LP to various entities related to OCP. These costs were paid by those related parties on behalf of the Company. Included in this amount was a payment of $50,000 as an investment banking fee.

9.   SUBSEQUENT EVENTS

As described in Notes 1, 4 and 5, the Company's loan covenants with Bank One were redetermined. The Company was in compliance with the Bank One loan covenants through July 31, 2001. However, after July 31, 2001, the Company continues to be in violation of its Senior Credit facility with Bank One. The Company is working under a forbearance agreement through March 15, 2002 and has paid down the Bank One debt by $570,000 as consideration for such agreements. The Company received a capital contribution of $570,000 from Obsidian Enterprises, Inc. through loan proceeds the parent received from DC Investments, LLC, controlled by Tim Durham, Chairman of the parent. The Company is also indebted to Markpoint Equity Fund IV under a subordinated credit facility in the amount of $1,250,000 and has been in violation of the funded debt to EBITDA negative covenant of the Markpoint Credit Agreement since the inception of the loan. Markpoint has informed the Company it may not grant a waiver of this violation in the future. The Markpoint debt has been reclassified as current liability due to this default.

As described in Note 1, the Company and its principal owner were involved in an Acquisition and Reorganization with a publicly held entity, Danzer Corporation. To prepare for this transaction, the Company's legal form was changed from a partnership to a corporation subsequent to December 31, 2000.

As described in Note 1, the Company has received advances from owners through February 13, 2002.

To the Board of Directors
Pyramid Coach, Inc. and Affiliate
Indianapolis, Indiana

We have audited the accompanying combined balance sheet of Pyramid Coach, Inc and Affiliate as of December 31, 2000, and the related combined statements of operations, changes in stockholder's and members' equity (deficit), and cash flows for the year then ended. These financial statements are the responsibility of the Companies' management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Pyramid Coach, Inc and Affiliate as of December 31, 2000, and the results of its operations and its cash flows for the year then ended in conformity with accounting principles generally accepted in the United States of America.

The accompanying financial statements have been prepared assuming that the Companies will continue as a going concern. As discussed in the Summary of Accounting Policies, the Companies have suffered losses from operations, current liabilities exceed current assets, and they are in violation of certain loan covenants. This raises substantial doubt about the Companies' ability to continue as a going concern. Realization of assets and satisfaction of liabilities in the ordinary course of business is dependent upon the Companies' ability to generate sufficient cash flow to meet their obligations on a timely basis. The Companies must also comply with the terms of their debt financing agreements and continue to receive capital contributions from their owners. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

Elkhart, Indiana
February 13, 2002



                                        McGladrey & Pullen, LLP

                        PYRAMID COACH, INC. AND AFFILIATE

                             COMBINED BALANCE SHEET


December 31,                                                                                               2000
----------------------------------------------------------------------------------------------------------------

Assets

Current assets:
    Cash                                                                                       $         1,986
    Accounts receivable                                                                                116,081
    Marketable equity securities                                                                       189,146
    Accounts receivable, related parties (Note 5)                                                       18,098
    Other current assets                                                                                 4,937
----------------------------------------------------------------------------------------------------------------

Total current assets                                                                                   330,248
----------------------------------------------------------------------------------------------------------------

Equipment (Notes 2 and 3):
    Machinery and equipment                                                                             80,481
    Furniture and fixtures                                                                              43,229
    Coach fleet and vehicles                                                                        12,455,055
----------------------------------------------------------------------------------------------------------------

                                                                                                    12,578,765
    Less accumulated depreciation                                                                     (698,554)
----------------------------------------------------------------------------------------------------------------

Net equipment                                                                                       11,880,211

Other assets:
    Debt issuance costs, net of accumulated amortization of $14,399                                    148,091
----------------------------------------------------------------------------------------------------------------

                                                                                               $    12,358,550
================================================================================================================


                        PYRAMID COACH, INC. AND AFFILIATE

                             COMBINED BALANCE SHEET


December 31,                                                                                               2000
----------------------------------------------------------------------------------------------------------------

Liabilities and Stockholders' and Members' Deficit

Current liabilities:
    Line of credit (Note 2)                                                                    $      200,006
    Current portion of long-term debt (Note 3)                                                      1,777,510
    Accounts payable, trade                                                                           110,527
    Accounts payable, related parties                                                                  85,091
    Accrued expenses                                                                                   77,956
    Customer deposits                                                                                  32,099
----------------------------------------------------------------------------------------------------------------

Total current liabilities                                                                           2,283,999

Other liabilities:
    Long-term debt, net of current portion (Note 3)                                                11,800,225
    Accounts payable, related parties (Note 5)                                                        167,318
----------------------------------------------------------------------------------------------------------------

Total liabilities                                                                                  11,967,543
----------------------------------------------------------------------------------------------------------------

Commitments and contingencies (Notes 4 and 6)

Stockholders' and members' equity (deficit):
    Common stock (Pyramid--100,000 shares authorized, 10,000
     shares issued and outstanding, no par value)                                                      88,083
    Accumulated other comprehensive loss                                                             (103,206)
    Accumulated deficit and members' equity                                                        (1,877,869)
----------------------------------------------------------------------------------------------------------------

Total stockholders' and members' deficit                                                           (1,892,992)
----------------------------------------------------------------------------------------------------------------

                                                                                               $   12,358,550
================================================================================================================


    See accompanying summary of significant accounting policies and notes to combined financial statements.

                        PYRAMID COACH, INC. AND AFFILIATE

                        COMBINED STATEMENT OF OPERATIONS


Year Ended December 31,                                                                                    2000
----------------------------------------------------------------------------------------------------------------

Lease revenue                                                                                   $    3,934,684

Cost of revenue                                                                                      1,637,128
----------------------------------------------------------------------------------------------------------------

Gross profit                                                                                         2,297,556

Selling, general and administrative expenses                                                         1,662,200
----------------------------------------------------------------------------------------------------------------

Income from operations                                                                                 635,356

Other income (expense):
    Gain on sale of marketable equity securities                                                        60,239
    Gain on sale of equipment                                                                           50,799
    Other income                                                                                         5,250
    Interest expense                                                                                (1,298,664)
----------------------------------------------------------------------------------------------------------------

Total other expense                                                                                 (1,182,376)
----------------------------------------------------------------------------------------------------------------

Net loss                                                                                        $     (547,020)
================================================================================================================

Pro forma income data:
  Net loss before pro forma income taxes                                                         $    (547,020)
  Pro forma income taxes                                                                                     --
-----------------------------------------------------------------------------------------------------------------

Pro forma net loss                                                                               $    (547,020)
=================================================================================================================

                     See accompanying summary of significant
        accounting policies and notes to combined financial statements.

                        PYRAMID COACH, INC. AND AFFILIATE

                 COMBINED STATEMENT OF CHANGES IN STOCKHOLDERS'
                          AND MEMBERS' EQUITY (DEFICIT)


                                                                                 Retained          Accumulated
                                                                                 Earnings             Other
                                            Comprehensive        Common        (Accumulated       Comprehensive
                                                 Loss            Stock           Deficit)              Loss
--------------------------------------------------------------------------------------------------------------------

Balance, December 31, 1999                   $          --     $         --   $          --       $          --

Issuance of common stock at
 formation                                              --           88,083              --                  --

Net loss                                          (547,020)              --        (547,020)                 --

Distribution to members                                 --               --      (1,330,849)                 --

Unrealized loss on available-for-sale
 marketable securities                            (103,206)              --              --            (103,206)
                                          -------------------

Comprehensive loss                           $    (650,226)              --              --                  --
                                          ===================-------------------------------------------------------

Balance, December 31, 2000                                     $     88,083   $  (1,877,869)      $    (103,206)
                                                             =======================================================

                     See accompanying summary of significant
        accounting policies and notes to combined financial statements.

                        PYRAMID COACH, INC. AND AFFILIATE

                        COMBINED STATEMENT OF CASH FLOWS


Year Ended December 31,                                                                                    2000
----------------------------------------------------------------------------------------------------------------

Cash flows from operating activities:
    Net loss                                                                                   $       (547,020)
    Adjustments to reconcile net loss to net cash provided by operating activities:
      Depreciation and amortization                                                                     761,865
      Gain on the sale of equipment                                                                     (50,799)
      Gain on sale of marketable equity securities                                                      (60,239)
      Other                                                                                              (2,770)
      Decrease (increase) in:
        Accounts receivable                                                                             (25,970)
      Increase (decrease) in:
        Accounts payable, trade                                                                          22,687
        Accrued expenses and customer deposits                                                           61,724
----------------------------------------------------------------------------------------------------------------

Net cash provided by operating activities                                                               159,478
----------------------------------------------------------------------------------------------------------------

Cash flows from investing activities:
    Purchase of equipment                                                                              (447,238)
    Proceeds from sale of equipment                                                                     233,565
    Purchase of marketable equity securities                                                         (1,108,672)
    Proceeds from sale of marketable equity securities                                                  876,568
----------------------------------------------------------------------------------------------------------------

Net cash used in investing activities                                                                  (445,777)
----------------------------------------------------------------------------------------------------------------

Cash flows from financing activities:
    Net borrowings from related parties                                                                 171,868
    Line of credit borrowings                                                                           200,006
    Long-term debt borrowings                                                                         2,024,530
    Long-term debt principal repayments                                                                (777,268)
    Distribution to members                                                                          (1,330,851)
----------------------------------------------------------------------------------------------------------------

Net cash provided by financing activities                                                               288,285
----------------------------------------------------------------------------------------------------------------

Increase in cash                                                                                          1,986

Cash, beginning of year                                                                                      --
----------------------------------------------------------------------------------------------------------------

Cash, end of year                                                                              $          1,986
================================================================================================================

Supplemental disclosure of cash flow information:
    Interest paid                                                                              $      1,246,830
================================================================================================================

Supplemental disclosure of noncash investing and financing activities:
    Debt issuance costs financed with long-term debt                                           $        162,490
================================================================================================================

    Equipment acquired by issuance of long-term debt                                           $      5,284,309
================================================================================================================

    Debt refinancings                                                                          $      5,249,339
================================================================================================================

    See accompanying summary of significant accounting policies and notes to combined financial statements.

                        PYRAMID COACH, INC. AND AFFILIATE

                   SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES


DESCRIPTION OF BUSINESS

Pyramid Coach, Inc. (Pyramid) is engaged in the leasing of coaches, designed and fitted out for use for travel by country, rock bands and other business enterprises, primarily on weekly to monthly leases. The financial statements of Pyramid are presented on a combined basis and include the assets, liabilities, equity and results of operations of DW Leasing, LLC (DW) (collectively, the Company). DW owns coaches which are leased primarily through Pyramid, and Pyramid is a co-borrower and guarantor on a significant portion of DW debt financing the coaches. All significant intercompany transactions and balances have been eliminated in combination.

BASIS OF PRESENTATION

The Company's financial statements have been presented on the basis that it is a going concern which contemplates the realization of assets and satisfaction of liabilities in the normal course of business. The Company incurred a net loss of $547,020. The loss has weakened the Company's financial condition and contributed to the failure to meet certain financial covenants required by lenders. A significant portion of the Company's assets are pledged as collateral on these loans and foreclosure by the bank would seriously impair the Company's continued existence. In addition, the net loss and the reclassification of long-term debt have contributed to a deficit in working capital of $1,953,751 at December 31, 2000.

Realization of the assets and satisfaction of the liabilities in the normal course of business is dependent upon its ability to generate sufficient cash flow to meet its obligations on a timely basis, comply with the terms of its debt financing agreements, obtain refinancing of certain obligations, and lease its coach fleet on a consistent basis.

Management, as part of its plan towards resolving these issues has taken actions subsequent to year end as described below. Although management believes these actions will improve operations and liquidity, there can be no assurance that these actions will improve operations or liquidity, or occur on terms acceptable to the Company.

o On November 1, 2001, Obsidian Enterprises completed a transaction as further described in Note 7 that transferred all but seven coaches owned by DW and the related debt to Obsidian Leasing Company, Inc. (a wholly owned subsidiary of Obsidian Enterprises, Inc.). The Company and Obsidian Leasing, Inc. are currently pursuing new financing of the coaches with existing lenders and an entity controlled by the chairman of Obsidian Enterprises, Inc. (DC Investments, LLC).

o Management believes its marketing efforts to rock and roll, pop, touring Broadway shows and corporate customers will result in an increased utilization of the coach fleet during the second and third quarters of the Company's 2002 fiscal year.

BUSINESS RISK AND CREDIT CONCENTRATIONS

Financial instruments which potentially subject the Companies to concentrations of credit risk consist principally of trade receivables. The Companies' customers are not concentrated in any one specific geographic region. The credit risk associated with trade receivables within this specific industry may be affected by changes in economic or other conditions and may, accordingly, impact the Companies' overall credit risk. Allowances for doubtful accounts are established based on specific customer risk, historical trends and other information. No allowance for doubtful accounts is deemed necessary at December 31, 2000.

                        PYRAMID COACH, INC. AND AFFILIATE

                   SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES


INVESTMENTS

The Companies classify their investments in marketable equity securities as available-for-sale securities as defined by Statement of Financial Accounting Standards (SFAS) No. 115. Available-for-sale securities are recorded at fair value on the balance sheet with the change in fair value during the period recorded as a separate component of shareholders' deficit.

REVENUE RECOGNITION

Income is recognized on a straight-line basis over the lease term. Recognition of income is suspended when management determines that collection of future income is not probable (generally after 90 days past due). Recognition is resumed if the receivable becomes contractually current and the collection of amounts is again considered probable. Coach fleet equipment is carried at cost less accumulated depreciation and is depreciated to estimated residual value using the straight-line method over the lease term or projected economic life of the asset. Buses and trailers held for leasing represent most of the Company's assets and amounted to $12,332,675 with accumulated depreciation of $673,391 at December 31, 2000.

INCOME TAXES

Pyramid accounts for income taxes in accordance with SFAS 109, as required. SFAS 109 provides for current and deferred tax liabilities and assets utilizing an asset and liability approach.

The members of DW have elected to have the Company treated as a partnership under provisions of the Internal Revenue Code. Members of an LLC treated as a partnership for tax purposes are taxed individually on their share of the LLC's income, gains and losses. Accordingly, no provision or liability for income taxes for DW have been reflected in the accompanying financial statements.

On a pro forma basis, had the Company been a tax-paying entity, no tax expense or benefit would have been presented or would have resulted in the period presented due to the loss incurred.

EQUIPMENT

Equipment is recorded at historical cost with depreciation taken using the straight-line method over their estimated useful lives. Life ranges for equipment are as follows:

Machinery and equipment                                        5 years
Furniture and fixtures                                         7 years
Coach fleet and vehicles                                       5-15 years

For income tax purposes, the declining balance and accelerated depreciation methods are used.

DEFERRED COSTS

Deferred debt issuance costs are amortized over the term of the related debt, primarily four to five years.

                        PYRAMID COACH, INC. AND AFFILIATE

                   SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES


COMPREHENSIVE INCOME

SFAS No. 130, Reporting Comprehensive Income, establishes standards for reporting and display of comprehensive income and its components in financial statements. It requires that all items that are required to be recognized under accounting standards as components of comprehensive income be reported in a financial statement that is displayed with the same prominence as other financial statements. Comprehensive income consists of net earnings, the net unrealized gains or losses on available-for-sale marketable securities and foreign currency translation adjustments and is presented in the consolidated statement of stockholders' and members' equity (deficit).

USE OF ESTIMATES

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect certain reported amounts and disclosures. Actual results may differ from those estimates.

                        PYRAMID COACH, INC. AND AFFILIATE

                     NOTES TO COMBINED FINANCIAL STATEMENTS


1.   ACQUISITIONS

Effective January 1, 2000, certain assets were acquired and liabilities assumed from several unrelated third parties for a total purchase price of $6,953,150. The purchase price was comprised of $6,025,650 in cash and the issuance of seller notes payable in the amount of $927,500. The purchase was accounted for using the purchase method. Accordingly, the Company allocated approximately $88,000 to the fair value of the net assets of Pyramid Coach, with the remaining balance of approximately $6,865,000 to coaches. The acquisition was allocated to the net value of tangible assets.

2.   LINE OF CREDIT

December 31,                                                                                                  2000
-------------------------------------------------------------------------------------------------------------------

Line of credit expiring March 21, 2001, bearing interest at prime plus 1% (10.5% at December 31,
 2000), maximum of $200,000 borrowings collateralized by inventory, accounts receivable,
 equipment, four luxury coaches, and personally guaranteed by Companies' stockholders.                $   200,006
===================================================================================================================

3.   LONG-TERM DEBT

December 31,                                                                                                  2000
-------------------------------------------------------------------------------------------------------------------

Various installment loans repayable in monthly installments totaling $181,975 including interest ranging from 8.93% to 11.62% through November 2007 and applicable balloon payments through December 2007. Collateralized by first lien on all assets. Substantially all
 borrowings guaranteed by the members of DW.                                                      $   12,650,235

Former stockholders of Pyramid and related companies installment loans, $927,500 repayable in monthly installments of interest at 9% through December 2003 with a balloon payment in
 January 2004, collateralized by Security Agreements for Pyramid, DW and the members of DW.              927,500
-------------------------------------------------------------------------------------------------------------------

                                                                                                      13,577,735
Less current portion                                                                                  (1,777,510)
-------------------------------------------------------------------------------------------------------------------

                                                                                                  $   11,800,225
===================================================================================================================


                        PYRAMID COACH, INC. AND AFFILIATE

                     NOTES TO COMBINED FINANCIAL STATEMENTS



Following are the maturities of long-term debt for each of the next five years:

December 31,
---------------------------------------------------------------------

2001                                                  $   1,777,510
2002                                                        860,375
2003                                                      2,342,229
2004                                                      1,087,672
2005                                                      2,622,682
Thereafter                                                4,887,267
---------------------------------------------------------------------

Total                                                 $  13,577,735
=====================================================================

The Company was in technical default of several loan covenants with two of its primary lenders. Debt totaling $1,002,305 was subject to these defaults. Amounts classified as current for the year ended December 31, 2000 are $901,100.

4.   OPERATING LEASES

Pyramid pays rent for office space and warehouse space. Rent paid for the year ending December 31, 2000 was $36,000. The approximate future minimum annual rentals under the terms of the lease, which expires in 2004, are as follows:

Year Ending December 31,
---------------------------------------------------------------------

2001                                                  $      36,000
2002                                                         36,000
2003                                                         36,000
2004                                                         36,000
---------------------------------------------------------------------

                                                      $     144,000
=====================================================================

                        PYRAMID COACH, INC. AND AFFILIATE

                     NOTES TO COMBINED FINANCIAL STATEMENTS


5.   RELATED PARTIES

The Companies have received and made advances to various related entities and employees. These transactions resulted in the following balances at December 31, 2000:

December 31,                                                    2000
---------------------------------------------------------------------

Accounts receivable, related parties:
  Champion Trailers, Inc. (1)                         $       3,098
  Employees                                                  15,000
---------------------------------------------------------------------

                                                      $      18,098
=====================================================================

Accounts payable, related parties:
  Stockholders and members                            $     167,318
  Champion Trailers, Inc.(1)                                  1,000
  Obsidian Capital Company(2)                                80,279
  Other affiliated companies(2)                               4,622
---------------------------------------------------------------------

                                                      $     253,219
=====================================================================

(1)Other subsidiary of Obsidian Enterprises, Inc.
(2)Entity affiliated by common ownership with Obsidian Enterprises, Inc.

DW bought two trailers from Champion Trailer Company, L.P., an entity with common ownership, in the ordinary course of business during 2000. The purchases totaled $466,124. The amount owed Champion at December 31, 2000 was $1,000.

6.   COMMITMENTS AND CONTINGENCIES

The members of DW have personal notes payable, which are collateralized by the marketable equity securities reflected on the accompanying combined financial statements.

7.   SUBSEQUENT EVENTS

On June 21, 2001, Pyramid became a party with its stockholders and related entities to an Acquisition and Reorganization, whereby the Company and certain related entities are now owned by Danzer Corporation, a publicly traded entity. The Company's principal stockholder at December 31, 2000, is the controlling owner of Danzer Corporation.

The reverse merger transaction agreement provided for the transfer of certain assets and liabilities of DW to Obsidian Leasing, Inc., a wholly owned subsidiary of Obsidian Enterprises, Inc.; however, the transfers could not be completed without lender approvals. On November 1, 2001, Obsidian Enterprises, Inc. completed the tax-free exchange contemplated by Obsidian Enterprise, Inc.'s Acquisition Agreement whereby all but seven coaches and the liabilities thereon were transferred to Obsidian Leasing Company, Inc.

                        PYRAMID COACH, INC. AND AFFILIATE

                     NOTES TO COMBINED FINANCIAL STATEMENTS



DC Investments, LLC, a related party 50% owned by Mr. Durham (Chairman of Obsidian Enterprises, Inc.), subsequent to year end, has purchased accounts receivable from DW, recorded by DW as advances to related party, in the amount of $1,050,582 as of February 13, 2002. DW used the proceeds from the purchase of the accounts receivable to pay off the accounts payable due Obsidian Capital Company in the amount of $624,317 and the amount due stockholders and other related parties in the approximate amount of $300,000.

                               UNAUDITED FINANCIAL
                              STATEMENTS AND NOTES

                      U.S. RUBBER RECLAIMING COMBINED GROUP

                       UNAUDITED CONDENSED BALANCE SHEETS



March 31, 2001                              U.S. Rubber      Champion        Pyramid       Eliminating      Combined
                                                                              Coach
                                            Reclaiming       Trailers       Combined         Entries          Total
                                           --------------  -------------  --------------  --------------  --------------

Current assets:
   Cash                                     $        --     $     1,500    $     38,415     $       --     $     39,915
   Accounts receivable, net                    1,633,662        424,099         221,746         (1,944)       2,277,563
   Inventories, net                              600,613      1,378,081              --             --        1,978,694
   Other current assets                          863,732          2,000         321,162             --        1,184,950
                                           --------------  -------------  --------------  --------------
                                           --------------  -------------  --------------  --------------  --------------

Total current assets                           3,098,006      1,805,680         581,323         (1,944)       5,483,065
                                           --------------  -------------  --------------  --------------  --------------

Property, plant and equipment, net             8,253,167        912,491      11,726,833             --       20,892,491
                                           --------------  -------------  --------------  --------------  --------------

Other assets:
   Goodwill and other intangible
     assets, net                                  72,390      2,557,795         143,166             --        2,773,351
   Other assets                                       --             --           6,056         (6,056)              --

                                           --------------  -------------  --------------  --------------  --------------
Total assets                                $ 11,423,563    $ 5,275,966    $ 12,457,378     $   (8,000)    $ 29,148,907
                                           ==============  =============  ==============  ==============  ==============

Current liabilities:
   Lines of credit                          $  1,888,433    $   200,000    $    199,999     $       --     $  2,288,432
   Current portion of long-term debt           1,267,130      1,715,524       1,792,600             --        4,775,254
   Accounts payable and
    accrued expenses                           1,023,968        498,568         138,028             --        1,660,564
   Other current liabilities                          --      1,185,242         164,698             --        1,349,940
                                           --------------  -------------  --------------  --------------  --------------

Total current liabilities                      4,179,531      3,599,334       2,295,325             --       10,074,190
                                           --------------  -------------  --------------  --------------  --------------

Long-term liabilities:
   Long-term debt, net of
    current portion                            4,243,501        983,950      11,815,806             --       17,043,257
   Deferred income taxes                       1,990,000             --              --             --        1,990,000
   Other liabilities                             200,000        546,790         507,260         (8,000)       1,246,050
                                           --------------  -------------  --------------  --------------  --------------

Total liabilities                             10,613,032      5,130,074      14,618,391         (8,000)      30,353,497
                                           --------------  -------------  --------------  --------------  --------------

Stockholders' equity (deficit):
   Common stock                                    1,000      1,060,000          88,083             --        1,149,083
   Additional paid-in capital                    879,000             --              --             --          879,000
   Accumulated other comprehensive loss               --             --        (103,206)            --         (103,206)
   Accumulated deficit                           (69,469)      (914,108)     (2,145,890)            --       (3,129,467)
                                           --------------  -------------  --------------  --------------  --------------

Total stockholders' equity (deficit)             810,531        145,892      (2,161,013)            --       (1,204,590)
                                           --------------  -------------  --------------  --------------  --------------

Total liabilities and
 stockholders' equity (deficit)             $ 11,423,563    $ 5,275,966    $ 12,457,378     $   (8,000)    $ 29,148,907
                                           ==============  =============  ==============  ==============  ==============

                      U.S. RUBBER RECLAIMING COMBINED GROUP

                  UNAUDITED CONDENSED STATEMENTS OF OPERATIONS


For the three months ended March 31, 2001                    U.S. Rubber      Champion       Pyramid        Combined
                                                                                              Coach
                                                             Reclaiming       Trailers       Combined         Total
                                                            --------------  -------------  -------------  --------------

Net revenue                                                  $   3,161,771   $ 1,303,919    $  779,832     $  5,245,522

Cost of revenue                                                  2,866,942     1,150,718       228,775        4,246,435
                                                            --------------  -------------  -------------  --------------

Gross profit                                                       294,829       153,201       551,057          999,087

Selling, general and administrative expenses                       211,715       282,362       510,250        1,004,327
                                                            --------------  -------------  -------------  --------------

Income (loss) from operations                                       83,114      (129,161)       40,807           (5,240)

Other expenses, net                                               (185,583)      (98,449)     (359,432)        (643,464)
Income tax benefit                                                  33,000            --            --           33,000
                                                            --------------  -------------  -------------  --------------

Net loss                                                     $     (69,469)  $  (227,610)   $ (318,625)    $   (615,704)
                                                            ==============  =============  =============  ==============

For the three months ended March 31, 2000

Net revenue                                                  $  2,925,687    $        --    $  617,083     $  3,542,770

Cost of revenue                                                  2,496,706            --       271,323        2,768,029
                                                            --------------  -------------  -------------  --------------

Gross profit                                                       428,981            --       345,760          774,741

Selling, general and administrative expenses                       260,101            --       391,436          651,537
                                                            --------------  -------------  -------------  --------------

Income (loss) from operations                                      168,880            --       (45,676)         123,204

Other expenses, net                                                (21,084)           --      (216,879)        (237,963)
Income tax expense                                                 (61,953)           --            --          (61,953)
                                                            --------------  -------------  -------------  --------------

Net income (loss)                                            $      85,843   $        --    $ (262,555)    $   (176,712)
                                                            ==============  =============  =============  ==============

For the twelve months ended December 31, 2000

Net revenue                                                  $ 12,583,017    $ 1,907,919    $3,934,684     $ 18,425,620

Cost of revenue                                                 11,389,820     1,727,207     1,637,128       14,754,155
                                                            --------------  -------------  -------------  --------------

Gross profit                                                     1,193,197       180,712     2,297,556        3,671,465

Selling, general and administrative expenses                     1,009,460       600,925     1,662,200        3,272,585
                                                            --------------  -------------  -------------  --------------

Income (loss) from operations                                      183,737      (420,213)      635,356          398,880

Other expenses, net                                                (85,702)     (266,285)   (1,186,863)      (1,538,850)
Income tax (expense) benefit                                       (49,538)           --         4,487          (45,051)
                                                            --------------  -------------  -------------  --------------

Net income (loss)                                            $      48,497   $  (686,498)   $ (547,020)    $ (1,185,021)
                                                            ==============  =============  =============  ==============


                      U.S. RUBBER RECLAIMING COMBINED GROUP

                  UNAUDITED CONDENSED STATEMENTS OF CASH FLOWS


For the three months ended March 31, 2001                     U.S. Rubber      Champion        Pyramid       Combined
                                                                                                Coach
                                                               Reclaiming      Trailers       Combined         Total
                                                             ---------------  ------------  --------------  ------------

Cash flows from operating activities:
    Net loss                                                  $    (69,469)    $  (227,610)  $   (318,625)   $  (615,704)
    Depreciation and amortization                                  255,544          79,095        225,633        560,272
    Deferred income taxes                                         (416,734)             --             --       (416,734)
    Changes in assets and liabilities
     resulting from operations                                     276,436        (377,853)        15,228        (86,190)
                                                             ---------------  ------------  --------------  ------------

Net cash provided by (used in) operating activities                 45,777        (526,368)       (77,764)      (558,356)
                                                             ---------------  ------------  --------------  ------------

Cash flows from investing activities:
    Purchases of property, plant and equipment                    (295,704)             --        (27,270)      (236,208)
    Purchases of marketable equity securities                           --              --         (3,767)        (3,767)
    Cash payments in connection with the purchase of U.S.
     Rubber Reclaiming, Inc., net of cash acquired              (5,730,242)             --             --             --
                                                             ---------------  ------------  --------------  ------------

Net cash used in investing activities                           (6,025,946)             --        (31,037)      (239,975)
                                                             ---------------  ------------  --------------  ------------

Cash flows from financing activities:
    Net borrowings (payments) on lines of credit                 2,245,206          25,000             (7)       256,991
    Proceeds from issuance of debt                               3,000,000              --         35,000         35,000
    Principal payments on debt                                    (286,103)       (116,380)      (199,389)      (601,872)
    Capital contributions                                               --         546,790         47,456        594,246
    Net advances from related parties                                   --              --        262,170        262,170
    Proceeds from the sale of common stock                         880,000              --             --             --
    Debt issuance costs                                            (76,200)             --             --             --
                                                             ---------------  ------------  --------------  ------------

Net cash provided by (used in) financing activities             (5,762,903)        455,410        145,230        546,535
                                                             ---------------  ------------  --------------  ------------

Increase (decrease) in cash                                       (217,266)        (70,958)        36,429       (251,796)

Cash, beginning of period                                          217,266          72,458          1,986        291,710
                                                             ---------------  ------------  --------------  ------------

Cash, end of period                                           $         --     $    1,500    $     38,415    $    39,915
                                                             ===============  ============  ==============  ============

Supplemental disclosure of cash flow information:
    Interest paid                                             $    192,724     $   90,100    $    733,778    $ 1,016,602
                                                             ===============  ============  ==============  ============

                      U.S. RUBBER RECLAIMING COMBINED GROUP

                  UNAUDITED CONDENSED STATEMENTS OF CASH FLOWS



For the three months ended March 31, 2000                    U.S. Rubber      Champion    Pyramid Coach     Combined
                                                             Reclaiming       Trailers       Combined         Total
                                                            --------------  ------------- --------------- --------------

Cash flows from operating activities:
    Net income (loss)                                         $    85,843     $       --    $  (262,555)    $  (176,712)
    Depreciation and amortization                                 125,806             --        174,431         300,237
    Changes in assets and liabilities
     resulting from operations                                    (61,666)            --        233,986         172,320
                                                            --------------  ------------- --------------- --------------

Net cash provided by operating activities                         149,983             --        145,862         295,845
                                                            --------------  ------------- --------------- --------------

Cash flows from investing activities: --
    Purchases of property, plant and equipment                   (173,372)            --        (37,867)       (211,239)
                                                            --------------  ------------- --------------- --------------

Net cash used in investing activities                            (173,372)            --        (37,867)       (211,239)
                                                            --------------  ------------- --------------- --------------

Cash flows from financing activities:
    Net borrowings on lines of credit                             255,000             --         90,000         345,000
    Proceeds from issuance of debt                                     --             --        333,176         333,176
    Principal payments on debt                                   (353,336)            --        (90,526)       (443,862)
    Capital contributions from stockholders of
     DW Leasing, LLC                                                   --             --          3,279           3,279
    Net advances to related parties                                    --             --       (418,598)       (418,598)
                                                            --------------  ------------- --------------- --------------

Net cash used in financing activities                             (98,336)            --        (82,669)       (181,005)
                                                            --------------  ------------- --------------- --------------

Increase (decrease) in cash                                      (121,725)            --         25,326         (96,399)

Cash, beginning of period                                         485,284             --             --         485,284
                                                            --------------  ------------- --------------- --------------

Cash, end of period                                           $   363,559     $       --    $    25,326     $   388,885
                                                            ==============  ============= =============== ==============

Supplemental disclosure of cash flow information:
    Interest paid                                             $   126,266     $       --    $   165,045     $   291,311
                                                            ==============  ============= =============== ==============


                      U.S. RUBBER RECLAIMING COMBINED GROUP

                  UNAUDITED CONDENSED STATEMENTS OF CASH FLOWS


For the twelve months ended December 31, 2000              U.S. Rubber       Champion        Pyramid        Combined
                                                                                              Coach
                                                            Reclaiming       Trailers       Combined          Total
                                                          ---------------  -------------  --------------  --------------

Cash flows from operating activities:
    Net income (loss)                                      $     48,497     $  (686,498)   $   (547,020)   $ (1,185,021)
    Depreciation and amortization                               554,071         233,119         761,865       1,549,055
    Deferred income taxes                                       215,789              --          (4,487)        211,302
    Gain on sale of equipment                                        --              --         (61,990)        (61,990)
    Gain on sale of marketable equity securities                     --              --         (60,239)        (60,239)
    Changes in assets and liabilities
     resulting from operations                                  (56,384)        190,438          71,349         205,403
                                                          ---------------  -------------  --------------  --------------

Net cash provided by (used in) operating activities             761,973        (262,941)        159,478         658,510
                                                          ---------------  -------------  --------------  --------------

Cash flows from investing activities:
    Purchases of property, plant and equipment               (1,051,338)         (5,793)       (447,238)     (1,504,369)
    Proceeds from sale of equipment                                  --              --         233,565         233,565
    Purchases of marketable equity securities                        --              --      (1,108,672)     (1,108,672)
    Proceeds from sales of marketable equity securities              --              --         876,568         876,568
    Cash payments in acquisition
     including fees, net of acquired cash                     2,207,546      (3,588,893)             --      (1,381,347)
                                                          ---------------  -------------  --------------  --------------

Net cash provided by (used in) investing activities           1,156,208      (3,594,686)       (445,777)     (2,884,255)
                                                          ---------------  -------------  --------------  --------------

Cash flows from financing activities:
    Net borrowings on lines of credit                                --         175,000         200,006         375,006
    Proceeds from issuance of debt, net of
     debt issuance costs                                             --       2,927,844       2,024,530       4,952,374
    Principal payments on debt                               (2,186,199)       (232,759)       (777,268)     (3,196,226)
    Capital contributions                                            --       1,060,000              --       1,060,000
    Distributions to stockholders of DW Leasing, LLC                 --              --      (1,330,851)     (1,330,851)
    Net advances from related parties                                --              --         171,868         171,868
                                                          ---------------  -------------  --------------  --------------

Net cash provided by (used in) financing activities          (2,186,199)      3,930,085         288,285       2,032,171
                                                          ---------------  -------------  --------------  --------------

Increase (decrease) in cash                                    (268,018)         72,458           1,986        (193,574)

Cash, beginning of period                                       485,284              --              --         485,284
                                                          ---------------  -------------  --------------  --------------

Cash, end of period                                        $    217,266     $    72,458    $      1,986    $    291,710
                                                          ===============  =============  ==============  ==============

Supplemental disclosure of cash flow information:
    Interest paid                                          $    484,658     $   243,227    $  1,246,830    $  1,974,715
                                                          ===============  =============  ==============  ==============


                      U.S. RUBBER RECLAIMING COMBINED GROUP

                NOTES TO UNAUDITED CONDENSED FINANCIAL STATEMENTS


1.   INTERIM FINANCIAL STATEMENTS

The interim financial statements are unaudited but, in the opinion of management, reflect all adjustments necessary for a fair presentation of the results of operations and financial position for such periods. All such adjustments reflected in the interim financial statements are considered to be of a normal recurring nature. The results of operations for any interim period are not necessarily indicative of results for the full year. Accordingly, these financial statements should be read in conjunction with the Company's financial statements and notes thereto for the years ended December 31, 2000, 1999, and 1998.

2. BASIS OF PRESENTATION, DESCRIPTION OF BUSINESS AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

All fiscal 2001 and 2000 financial information presented in the Condensed Balance Sheets, Condensed Statements of Operations, and Condensed Statements of Cash Flows represents the results for U.S. Rubber Reclaiming, Champion Trailer, Inc., Pyramid Coach, Inc., and DW Leasing, LLC, on a combined basis for the periods stated. The operating results for the three-month period ended March 31, 2001 and 2000 are not necessarily indicative of the results that may be expected for any future periods.

Prior to the acquisition by Danzer, U.S. Rubber Group's fiscal year end was December 31. Accordingly, the interim financial statements presented in the Form 8-K/A for the quarter ended March 31, 2001 and prior year quarter of March 31, 2000 represent the most recent full quarter ended prior to the merger and reorganization of June 21, 2001.

On June 21, 2001 ("Acquisition Date"), a change of control of the Registrant occurred. Through an Acquisition Agreement and Plan of Reorganization dated June 21, 2001 (the "Reorganization Agreement") by and among Danzer, Danzer Industries, Inc., a wholly owned subsidiary of Danzer, and Obsidian Capital Partners, LP ("Obsidian"), Timothy S. Durham (the newly elected Chairman of the Board of Danzer), and other individual owners of Pyramid and Champion. On the Acquisition Date, Danzer acquired: all of the outstanding capital stock of Pyramid in exchange for 810,099 shares of Danzer Series C Convertible Preferred Stock ("Danzer Preferred"); all of the outstanding capital stock of Champion for 135,712 shares of Danzer Preferred and all of the outstanding capital stock of U.S. Rubber for 1,025,151 shares of Danzer Preferred.

The acquired entities, considered accounting subsidiaries of U.S. Rubber Reclaiming (the accounting acquirer) and legal subsidiaries of Danzer after the Acquisition and Plan of Reorganization, are as follows:

U.S. Rubber Reclaiming, Inc. ("U.S. Rubber", the accounting acquirer), which is engaged in reclaiming scrap butyl rubber into butyl reclaim for resale to manufacturers of rubber products.

Pyramid Coach, Inc. (Pyramid) is engaged in the leasing of coaches, designed and fitted out for use for travel by country, rock bands and other business enterprises, primarily on weekly to monthly leases. The financial statements of Pyramid are presented on a combined basis and include the assets, liabilities, equity and results of operations of DW Leasing, LLC (DW) (collectively, the Company). DW is controlled by individuals who are also controlling stockholders of Obsidian Enterprises, Inc. DW also owns coaches which are leased primarily through Pyramid, and Pyramid is a co-borrower and guarantor on a significant portion of DW debt financing the coaches. All significant intercompany transactions and balances have been eliminated in combination.

                      U.S. RUBBER RECLAIMING COMBINED GROUP

                NOTES TO UNAUDITED CONDENSED FINANCIAL STATEMENTS


Champion Trailer, Inc. ("Champion Trailer"), which manufactures and sells transport trailers to be used primarily in the auto racing industry.

All significant intercompany transactions and balances have been eliminated in consolidation. Also see notes below for other significant accounting policies.

3.   GOING CONCERN CONSIDERATION

Pyramid and Champion

The accompanying financial statements of Pyramid and Champion have been presented on the basis that they are a going concern which contemplates the realization of assets and satisfaction of liabilities in the normal course of business. Accordingly, realization of their assets and satisfaction of their liabilities in the normal course of business is dependent upon its ability to generate sufficient cash flow to meet their obligations on a timely basis, comply with the terms of their debt financing agreements and obtain refinancing of certain obligations.

Management's plans with regard to these matters are included in the audited financial statements of Pyramid and Champion contained in this document.

4.   ACQUISITION OF DANZER CORPORATION AND SUBSIDIARY

As previously described, the Reorganization will be treated, for accounting purposes, as an acquisition of Danzer and its wholly owned subsidiary, Danzer Industries, by U.S. Rubber. The following schedule is a description of acquisition costs of Danzer and Danzer Industries and the purchase price allocation (in thousands):

Purchase Price:
  Preferred stock                                            $        3,257
  Acquisition costs                                                     964
                                                           --------------------

Total Purchase Price                                         $        4,221
                                                           ====================

Purchase Price Allocation:
  Net liabilities assumed                                    $       (1,536)
  Land                                                                  100
  Buildings and equipment                                             2,200
  Goodwill                                                            3,457
                                                           --------------------

Total Purchase Price Allocation                              $        4,221
                                                           ====================

                      U.S. RUBBER RECLAIMING COMBINED GROUP

                NOTES TO UNAUDITED CONDENSED FINANCIAL STATEMENTS



5.  INVENTORIES

Inventories are stated at the lower-of-cost (first-in, first-out) or market and are comprised of the following components (in thousands):

                                                                       March 31, 2001
                                        -----------------------------------------------------------------------------
                                           U.S. Rubber          Champion            Pyramid             Total
                                        -----------------------------------------------------------------------------

Raw materials                             $        1,296     $          342      $           --     $        1,638
Work-in-process                                       --              1,036                  --              1,036
Finished goods                                       368                 --                  --                368
Valuation reserve                                 (1,063)                --                  --             (1,063)
                                        -----------------------------------------------------------------------------

Total                                     $          601     $        1,378      $           --     $        1,979
                                        =============================================================================

                      U.S. RUBBER RECLAIMING COMBINED GROUP

                NOTES TO UNAUDITED CONDENSED FINANCIAL STATEMENTS



6.   FINANCING ARRANGEMENTS

As a part of the Acquisitions described in Note 2 and to provide working capital, the Company has incurred the following debt as of March 31, 2001 (in thousands):

U.S. Rubber

                                                                                                         March 31,
            Lender                                  Terms                         Collateral & Use         2001
---------------------------------------------------------------------------------------------------------------------

Bank One Revolving Line of Not to exceed $3,000,000 or borrowing base, First lien on all Credit whichever is less, with interest payable at assets (working
                                prime +3/4%                                     capital loan)             $   1,802

Bank One Cap Ex Line            Not to exceed $200,000, interest payable at
                                prime + 1%                                                                       88
Bank One Term Loan I            $2,500,000 with principal repayable in         First lien on all
                                monthly installments of $34,725 plus interest  assets (finance
                                at prime plus 1%, balloon payment of           acquisition)
                                principal and accrued interest due November
                                2005                                                                          2,396
Bank One Term Loan II           $500,000 with principal repayable in monthly   First lien on all
                                installments of $2,778 plus interest at prime  assets (finance
                                plus 1%, balloon payment of principal and      acquisition)
                                accrued interest due November 2005                                              490
Seller                          $1,750,000 with interest payable monthly at a  Secured by stock
                                fixed rate of 14% until March 31, 2001 then    pledge agreement of
                                20% thereafter; interest payments deferred     U.S. Rubber stock by
                                through May 2001; principal and accrued        Danzer
                                interest due December 2005                                                    1,750
Seller                          $930,000 noninterest-bearing note payable in   Subordinate to bank
                                24 monthly installments of $38,733 through     debt (finance
                                December 2002; interest imputed at 12%         acquisition)                     784
Various                         Capital lease obligations                                                        90
                                                                                                       --------------

Subtotal U.S. Rubber                                                                                          7,400
                                                                                                       --------------

Champion Trailer

Bank One, Indiana N.A. ("Bank   Not to exceed $200,000 or borrowing base,      First lien on all         $      200
One") Revolving Line of Credit  whichever is less, interest payable at prime   assets (working
                                + 1/2%                                         capital loan)
Bank One Term Loan I            $650,000 with principal repayable in monthly   First lien on all
                                installments of $7,738 plus interest at prime  assets (finance
                                plus 3/4%, due June 2005                       acquisition)                     580
Bank One Term Loan II           $1,118,000 with principal repayable in         First lien on all
                                monthly installments of $31,056 plus interest  assets (finance
                                at prime plus 1 1/4%, due June 2003            acquisition)                     838
The Markpoint Equity Fund       $1,250,000 with interest payable at a fixed    Second lien on all
Group (MEFG) Senior             rate of 13 1/2%, principal due June 2005       assets (finance
Subordinated Note                                                              acquisition)                   1,250
                                Warrant associated with the MEFG sub debt                                       167
                                Less unamortized discount associated with put
                                warrant                                                                        (135)
                                                                                                       --------------

Subtotal Champion                                                                                             2,900
                                                                                                       --------------

                      U.S. RUBBER RECLAIMING COMBINED GROUP

                NOTES TO UNAUDITED CONDENSED FINANCIAL STATEMENTS



Pyramid Coach Combined

                                                                                                         March 31,
            Lender                                  Terms                         Collateral & Use         2001
---------------------------------------------------------------------------------------------------------------------

Old National Bank Revolving     Not to exceed $200,000, interest payable       First lien on all
Line of Credit                  monthly at prime plus 1%, due July 2001        assets (working
                                                                               capital loan)                    200
Various                         Installment Loans $13,523,290 repayable in
                                monthly installments First lien on assets
                                totaling $183,690 including interest ranging
                                financed (finance from 8.5% to 13.1% through
                                November 2007 and acquisition and asset
                                applicable balloon payments thereafter
                                purchases) through December 2007 12,679
Former Shareholders of Pyramid  $927,500 repayable in monthly installments,    DW Leasing and Pyramid
Coach, Inc. and Related         interest at 9% through December 2002 with a    Security Agreements
Companies Installment Loans     balloon payment in January 2003.               (finance acquisition)            928
                                                                                                       --------------

Subtotal Pyramid Coach Combined                                                                              13,807
                                                                                                       --------------

Total Debt                                                                                                   24,107

Less current portion                                                                                         (7,063)
                                                                                                       --------------

Long-term Debt                                                                                           $   17,044
                                                                                                       ==============

U.S. Rubber was in technical default of certain financial loan covenants with Bank One on its long-term debt. Management has completed discussions with Bank One in respect of the violations by U.S. Rubber of the negative covenants of (i) fixed charge coverage ratio and (ii) funded debt to EBITDA ratio. Management has received a waiver of these violations and an amendment of the Credit Agreement which extends it through November 1, 2002 when the entire debt is due.

Champion Trailer was in technical default of certain financial loan covenants with Markpoint on its long-term debt. Champion has received quarterly waivers through June 30, 2001 of all defaults, but remains in default for the classification of debt. The noncurrent debt due Markpoint in the amount of $1,250,000 has been reclassified as current debt in the balance sheet until such time as the waivers obtained are for a period longer than 90 days.

DW Leasing was in technical default of certain financial loan covenants with one of its primary lender. The noncurrent debt due in the amount of $635,699 has been classified as long-term for the quarter ended March 31, 2001.

7.   INCOME TAXES

Champion and DW Leasing are nontaxable entities with S Corp or Partnership status. Had Champion and DW Leasing been considered taxable, no provision would have been presented for these nontaxpaying entities due to the net loss in all periods presented. The Companies have losses since inception and future tax benefits would not be assured; therefore, no provision for income tax benefit would have been recorded. U.S. Rubber and Pyramid account for income taxes in compliance with SFAS No. 109, Accounting for Income Taxes. Under SFAS No. 109, deferred tax assets and liabilities are recorded for any temporary differences between the financial statement and tax bases of assets and liabilities, using the enacted tax rates and laws expected to be in effect when the taxes are actually paid or recovered.

                          UNAUDITED CONDENSED PRO FORMA
                         FINANCIAL STATEMENTS AND NOTES

                   OBSIDIAN ENTERPRISES, INC. AND SUBSIDIARIES

                          UNAUDITED PRO FORMA CONDENSED
                           CONSOLIDATED BALANCE SHEETS


Introduction to Unaudited Condensed Pro Forma Information

Pursuant to the June 21, 2001 Acquisition and Plan of Reorganization agreement between U.S. Rubber Reclaiming, Inc. and related entities (target) and Danzer Corporation (issuer), U.S. Rubber and related entities were merged with and into and became legal subsidiaries of Danzer, collective referred to as the "Company". Upon completion of the acquisition, the existing U.S. Rubber shareholders owned a majority of the outstanding common stock of Danzer. Consequently, for accounting purposes, the transaction is being accounted for as a reverse acquisition with U.S. Rubber as the accounting acquirer and the historical financial statements of U.S. Rubber have become the historical financial statements of the combined company (registrant). The purchase price and purchase accounting will be allocated to the assets and liabilities of Danzer based on their fair values. The purchase price was based on the value of Danzer's equity determined by a third-party appraisal company of $3,257,539, plus acquisition costs of $963,919.

An independent third-party appraisal company conducted a valuation of Danzer's stock. The valuation allocation to tangible assets included $2,300,000 and $1,536,000 of net liabilities assumed. The excess of the purchase price over the fair value of the identifiable tangible and intangible net assets of $3,456,539 will be allocated to goodwill.

The unaudited pro forma financial information does not give effect to any cost savings and other synergies that may result from the merger except those provided for contractually. U.S. Rubber is developing its plans for integration of the business but cannot make final decisions until the merger is complete. In addition, the unaudited pro forma condensed consolidated financial statements have been prepared by the Company based upon available information and certain assumptions that management believes are reasonable in the circumstances. The unaudited pro forma information presented herein is shown for illustrative purposes only and is not necessarily indicative of the future financial position or future results of operations of the Company, or the financial position or results of operations of the Company that would have actually occurred had the acquisition been in effect as of the date or for the periods presented. The Company's financial statements will reflect the acquisition only from June 21, 2001.

Prior to the acquisition, U.S. Rubber Group's fiscal year end was December 31. Accordingly, the unaudited pro forma financial information for U.S. Rubber Group is presented as of and for the quarters ended March 31, 2001 and 2000 and for the year ended December 31, 2000. The quarters ended March 31, 2001 and 2000, respectively, represent the most recent full quarter ended prior to the merger and reorganization of June 21, 2001.

                   OBSIDIAN ENTERPRISES, INC. AND SUBSIDIARIES

                          UNAUDITED PRO FORMA CONDENSED
                           CONSOLIDATED BALANCE SHEETS


                                                           March 31,     January 31,
                                                           2001             2001
                                                        ---------------  -------------
                                                             (a)             (b)
                                                         U.S. Rubber
                                                            Group
                                                          Historical                       Pro Forma
                                                           Combined      Danzer Corp.     Adjustments       Pro Forma
                                                        ---------------  -----------------------------------------------

Current assets:
   Cash                                                  $      39,915    $        --  $          --       $     39,915
   Accounts receivable, net                                  2,279,507        671,856             --          2,951,363
   Inventories, net                                          1,978,694        690,869             --          2,669,563
   Other current assets                                      1,184,950         23,607             --          1,208,557
                                                                         ---------------------------------
                                                        ---------------  -----------------------------------------------

Total current assets                                         5,483,065      1,386,332             --          6,869,397
                                                        ---------------  -----------------------------------------------

Property, plant and equipment, net                          20,892,491      1,455,246        823,874 (c)     23,171,611
                                                        ---------------  -----------------------------------------------

Other assets:
   Goodwill and other intangible assets                      2,773,351             --      3,408,312 (d)      6,181,663
   Other assets                                                     --        128,459             --            128,459
                                                        ---------------  -----------------------------------------------

Total assets                                             $  29,148,907    $ 2,970,037  $   4,232,186       $ 36,351,130
                                                        ===============  ===============================================

Current liabilities:
   Lines of credit                                       $   2,288,432    $        --  $          --       $  2,288,432
   Current portion of long-term debt                         4,775,254        741,993       (345,000)(c)      5,172,247
   Accounts payable and accrued expenses                     1,660,564        565,732        (10,164)(c)      2,216,132
   Other current liabilities                                 1,349,940             --             --          1,349,940
                                                        ---------------  -----------------------------------------------

Total current liabilities                                   10,074,190      1,307,725       (355,164)        11,026,751
                                                        ---------------  -----------------------------------------------

Long-term liabilities:
   Long-term debt, net of current portion                   17,043,257        724,123             --         17,767,380
   Deferred income taxes                                     1,990,000             --             --          1,990,000
   Other liabilities                                         1,246,050             --        963,919 (e)      2,209,969
                                                        ---------------  -----------------------------------------------

Total liabilities                                           30,353,497      2,031,848        608,755         32,994,100
                                                        ---------------  -----------------------------------------------

Stockholders' equity (deficit)                              (1,204,590)       938,189      3,623,431 (c)      3,357,030
                                                        ---------------  -----------------------------------------------

Total liabilities and stockholders' equity (deficit)     $  29,148,907    $ 2,970,037  $   4,232,186       $ 36,351,130
                                                        ===============  ===============================================


                   OBSIDIAN ENTERPRISES, INC. AND SUBSIDIARIES

                          UNAUDITED PRO FORMA CONDENSED
                      CONSOLIDATED STATEMENTS OF OPERATIONS
                           For the three months ended

                                                             March 31,              January 31, 2001
                                                                2001
                                                           --------------  -----------------------------------
                                                                (f)             (g)
                                                            U.S. Rubber
                                                              Group
                                                            Historical                        Pro Forma
                                                             Combined      Danzer Corp.      Adjustments       Pro Forma
                                                           --------------  -----------------------------------------------

Net sales                                                   $  5,245,522    $1,423,886    $         --         $ 6,669,408

Cost of sales                                                  4,246,435     1,139,016          (8,423)  (h)     5,377,028
                                                           --------------  -----------------------------------------------

Gross profit                                                     999,087       284,870           8,423           1,292,380

Selling, general and administrative expenses                   1,004,327       247,538          57,609   (h)     1,309,474
                                                           --------------  -----------------------------------------------

Income (loss) from operations                                     (5,240)       37,332         (49,186)            (17,094)

Other expenses, net                                             (643,464)      (34,710)             --            (678,174)

Income tax benefit                                                33,000            --         (33,000)  (l)            --
                                                           --------------  -----------------------------------------------

Net income (loss)                                           $   (615,704)   $    2,622    $    (82,186)        $  (695,268)
                                                           ==============  ===============================================

Basic and diluted loss per share                                                                               $      (.01)
                                                                                                              ============

Weighted average common and common equivalent shares
 outstanding basic and diluted                                                                                  57,179,255
                                                                                                              ============


                   OBSIDIAN ENTERPRISES, INC. AND SUBSIDIARIES

                          UNAUDITED PRO FORMA CONDENSED
                      CONSOLIDATED STATEMENTS OF OPERATIONS
                           For the twelve months ended

                                                          March 31, 2000                            January 31, 2000
                                        ------------------------------------------------  ---------------------------------
                                           (f)            (i)                               (g)
                                        U.S. Rubber                       U.S. Rubber
                                        Group                              Group
                                        Historical    U.S. Rubber Pro   Combined Pro                       Pro Forma
                                        Combined    Forma Adjustments      Forma          Danzer Corp.     Adjustments  Pro Forma
                                        ------------------------------------------------  ------------------------------------------

Net sales                               $  3,542,770   $         --       $   3,542,770   $ 1,202,726  $      --       $ 4,745,496

Cost of sales                              2,768,029        130,000 (h)       2,898,029     1,011,900     (8,964) (h)    3,900,965
                                        ------------------------------------------------  ------------------------------------------

Gross profit                                 774,741       (130,000)            644,741       190,826      8,964           844,531

Selling, general and
administrative expenses                      651,537             --             651,537       305,304     57,609  (h)    1,014,450

                                        ------------------------------------------------  ------------------------------------------

Income (loss) from operations                123,204       (130,000)             (6,796)     (114,478)   (48,645)         (169,919)

Other income (expenses)                     (237,963)       (77,000)(j)        (420,145)      (31,890)        --          (452,035)
                                                           (105,182)(k)
Income tax (expense) benefit                 (61,953)       123,000 (l)          61,047            --    (61,047) (l)           --

                                        ------------------------------------------------  ------------------------------------------
Net income (loss)                       $   (176,712)  $   (189,182)      $   (365,894)   $  (146,368) $(109,692)      $  (621,954)
                                        ================================================  ==========================================

Basic and diluted loss per share                                                                                       $      (.01)
                                                                                                                       =============

Weighted average common and common equivalent shares
 outstanding basic and diluted                                                                                          57,007,588
                                                                                                                       =============


                   OBSIDIAN ENTERPRISES, INC. AND SUBSIDIARIES

                          UNAUDITED PRO FORMA CONDENSED
                      CONSOLIDATED STATEMENTS OF OPERATIONS
                           For the twelve months ended


                                             December 31, 2000                           October 31, 2000
                              ------------------------------------------------  -----------------------------------
                                                                   (f)            (i)                                 (m)
                              U.S. Rubber                       U.S. Rubber
                              Group                             Group
                              Historical    U.S. Rubber Pro   Combined Pro                        Pro Forma
                              Combined    Forma Adjustments      Forma        Danzer Corp.      Adjustments       Pro Forma
                              ------------------------------------------------  -------------------------------------------------

Net sales                     $  18,425,620  $          --      $  18,425,620   $ 7,705,833     $         --       $ 26,131,453

Cost of sales                    14,754,155        476,000 (h)     15,230,155     6,018,372          (41,426) (h)    21,207,101
                              ------------------------------------------------  -------------------------------------------------

Gross profit (loss)               3,671,465       (476,000)         3,195,465     1,687,461           41,426          4,924,352

Selling, general and
 administrative expenses          3,272,585             --          3,272,585     1,374,514          230,436  (h)     4,877,535

                              ------------------------------------------------  -------------------------------------------------

Income (loss) from operations       398,880       (476,000)           (77,120)      312,947         (189,010)            46,817

Other income (expenses)          (1,538,850)      (419,801)(j)     (2,314,647)     (103,332)              --         (2,417,979)
                                                                                   (355,996)(k)

Income tax (expense) benefit        (45,051)       479,934 (l)        434,883            --         (434,883) (l)            --

                              ------------------------------------------------  -------------------------------------------------
Net income (loss)             $  (1,185,021) $    (771,863)     $  (1,956,884)  $   209,615     $   (623,893)      $ (2,371,162)
                              ================================================  =================================================

Basic and diluted loss per share                                                                                   $       (.04)
                                                                                                                   ==============

Weighted average common and common equivalent shares
outstanding basic and diluted                                                                                        57,152,843
                                                                                                                   ==============

                   OBSIDIAN ENTERPRISES, INC. AND SUBSIDIARIES

                     NOTES TO UNAUDITED PRO FORMA CONDENSED
                       CONSOLIDATED FINANCIAL INFORMATION


The following adjustments give effect to the acquisition (merger) of U.S. Rubber Reclaiming, Inc. ("U.S. Rubber") and related entities (target) ("U.S. Rubber Group") and Danzer Corporation (issuer) ("Danzer"), collectively referred to as the "Company", becoming legal subsidiaries as of the dates indicated under Item 7(b). The acquisition is accounted for as a reverse merger and by the purchase method. Accordingly, the total purchase price is allocated to tangible and intangible assets and liabilities based upon the Company's estimate of their respective fair values at the date of acquisition.

(a) To reflect the historical balance sheet of U.S. Rubber Group combined at March 31, 2001 as detailed on page F-57.

(b)  To reflect the historical balance sheet of Danzer at January 31, 2001.

(c) To apply purchase accounting and restate the historical assets of Danzer to their estimated fair value.

(d) To record goodwill and other intangibles related to the purchase in the amount of $3,456,539.

(e) To reflect the debt incurred by the Company to finance the acquisition and related costs.

(f) To reflect the historical results of U.S. Rubber Group combined for the three-month periods ended March 31, 2001 and 2000 and the twelve-month period ended December 31, 2000 as detailed on pages F-58 through F-60.

(g) To reflect the historical results of Danzer for the three-month periods ended January 31, 2001 and 2000.

(h) To adjust depreciation on the tangible assets and record amortization of intangible assets. The depreciation adjustment was $130,000 and $476,000 for March 31, 2000 and December 31, 2000, respectively, for U.S. Rubber. Depreciation was $8,423, $8,964, and $41,426 for January 31, 2001 and 2000
     and October 31, 2000, respectively, for Danzer. Amortization was $57,609, $57,609, and $230,436 for January 31, 2001 and 2000 and October 31, 2000,
     respectively, for Danzer.

(i)  To  adjust  U.S.  Rubber  historical   amounts,  to  reflect  the  purchase
     accounting for the original acquisition of U.S. Rubber on December 29, 2000 by Obsidian Partners.

(j) To reflect interest expense associated with debt incurred to finance the acquisition.

(k) To eliminate interest income on notes receivable from previously affiliated companies.

(l) To reflect the income tax effect of the pro forma adjustments at the Company's consolidated effective rate and deferred taxes. As a result of the net loss on a consolidated basis and realization of future tax benefits is not assured, no income tax benefit or expense has been presented on a consolidated basis.

(m) To reflect the historical results of Danzer for the twelve-month period ended October 31, 2000.